 Free Writing Prospectus Containing Computational Materials for RASC Series 2007-EMX1 Trust (Filed pursuant to Rule 433; SEC File No. 333-131209) (Graphic Omitted) GMAC RFC Free Writing Prospectus Containing Computational Materials Part I of II $692,852,000 (Approximate) RASC Series 2007-EMX1 Trust Issuing Entity Mortgage Lenders Network USA, Inc. Originator Residential Asset Securities Corporation Depositor Residential Funding Company, LLC Master Servicer and Sponsor Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2007-EMX1 March 6, 2007 GMAC RFC Securities(Graphic Omitted) Any transactions in the certificates will be effected through Residential Funding Securities, LLC Expected Timing: Pricing Date: On or about March 8, 2007 Settlement Date: On or about March 12, 2007 First Payment Date: March 26, 2007 Structure: Fixed and ARMs: FGIC Wrap Structure Rating Agencies: Moody's and S&P Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information 013fThis Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A  PROSPECTUS)  WITH  THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING  TOLL-FREE  (888)
523-3990.

The  certificates  may not be suitable for all  investors.  RFS and its  affiliates  may acquire,  hold or sell  positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  is being  delivered  to you  solely to  provide  you with  information  about the  offering  of the certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the certificates  until we have accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase the  certificates,  and you will not have any contractual  commitment to purchase any of the  certificates  until after you have  received the  preliminary  prospectus.  You may  withdraw  your offer to purchase  certificates  at any time prior to our acceptance of your offer.  The  information  in this free writing  prospectus  supersedes  any  information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                                         RASC Series 2007-EMX1
                                                       $692,852,000 (Approximate)
                                                  Characteristics of the Certificates
                                                   Preliminary Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Expedted            Expected       Expected Final
                                                                           Expected          Principal Window        Maturity         Scheduled
                                           Interest       Principal       WAL (yrs)(2)          (months)(2)          to Call        Distribution         Expected rating
    Class          Preliminary Size(1)       Type            Type          Call/Mat               Call/Mat            Date(6)           Date (5)          (Moody's/S&P)
---------------- ------------------------ ------------- --------------- ----------------- ------------------------ ---------------- ------------------ --------------------
A-I-1 (3)                    185,876,000    Floating         SEQ          1.00 / 1.00         1 - 23 / 1 - 23      Jan-2009            Jan-2033              Aaa/AAA
A-I-2 (3)                     27,665,000    Floating         SEQ          2.00 / 2.00        23 - 27 / 23 - 27     May-2009            Sep-2034              Aaa/AAA
A-I-3 (3) (4)                105,994,000    Floating         SEQ          3.50 / 3.50        27 - 66 / 27 - 66       Aug-2012          Oct-2036              Aaa/AAA
A-I-4 (3) (4)                 46,505,000    Floating         SEQ          6.15 / 7.36       66 - 76 / 66 - 131       Jun-2013          Jan-2037              Aaa/AAA
A-II (3) (4)                 326,812,000    Floating          PT          2.41 / 2.55                            Not Available                               Aaa/AAA
Total                       $692,852,000
---------------- ------------------------ ------------- --------------- ----------------- ---------------------- ---------------- -------------------- --------------------

Notes:
(1)      Class sizes subject to a 10% variance.
(2)      Pricing Speed Assumption:
         Fixed:   23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
         ARMs:    100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30%
         CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)      The pass-through rate on the Class A Certificates will be equal to the least of (i) one-month LIBOR plus the related margin,
           (ii) the related Net WAC Cap Rate and (iii) 14.00% per annum.
(4)      If the 10% optional call is not exercised, the margin on the Class A-I-3, Class A-I-4 and Class A-II Certificates will double, beginning on the second Distribution Date after the first possible optional call date.
(5)      For the Class A-I-1, Class A-I-2 and Class A-I-3 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional
         Termination Date and no Excess Cash Flow on any Distribution Date.  For the Class A-I-4 and Class A-II Certificates, the
         Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing
         Mortgage Loan.
(6)      The Offered Certificates are priced to the Optional Call Date using 100% of the Pricing Speed Assumption.

Issuing Entity:                     RASC Series 2007-EMX1 Trust.

Certificates:                       The Class A-I-1, Class A-I-2, Class A-I-3 and Class A-I-4  Certificates  (collectively,  the "Class
                                    A-I Certificates")  are backed by first and second lien,  fixed-rate and  adjustable-rate  mortgage loans with original  principal balances that may or may not conform to Freddie Mac limitations (the
                                    "Group I Loans").

                                    The Class A-II  Certificates  are backed by first and second lien,  fixed-rate and  adjustable-rate mortgage loans with original  principal  balances that will conform to Freddie Mac limitations (the
                                    "Group II Loans" and together with the Group I Loans, the "Mortgage Loans").

                                    The Class A-I Certificates  and the Class A-II  Certificates are referred to together as the "Class
                                    A  Certificates",  or the  "Offered  Certificates").  The  Offered  Certificates  will  be  offered pursuant to the Preliminary Prospectus described below.

Underwriters:                       Residential Funding Securities, LLC and Credit Suisse Securities (USA) LLC

Swap Counterparty:                  Bear Stearns Financial Products Inc

Depositor:                          Residential Asset Securities Corporation ("RASC"), an affiliate of Residential Funding Company, LLC

Trustee and Supplemental
Interest Trust Trustee:             U.S. Bank National Association

Subservicers:                       Homecomings  Financial,  LLC,  ("Homecomings")  a wholly-owned  subsidiary of  Residential  Funding
                                    Company, LLC (the "Seller",  "Master Servicer" or "Residential  Funding"), an indirect wholly-owned subsidiary of Residential  Capital,  LLC will subservice  approximately 78.5% of the mortgage loans and GMAC Mortgage, LLC ("GMACM") an affiliate of Residential Funding will subservice  approximately
                                    21.5% of the mortgage loans.

Master Servicer:                    Residential Funding Company, LLC

Certificate Insurer:                Financial Guaranty Insurance Company ("FGIC")

Cut-off Date:                       February 1, 2007 after deducting payments due during the month of February 2007.

Settlement Date:                    On or about March 12, 2007.

Distribution Dates:                 25th of each month (or the next  business  day if such day is not a  business  day)  commencing  on
                                    March 26, 2007.

Form of Certificates:               Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:              The Class A  Certificates  a will be offered in minimum  denominations  of  $100,000  and  integral multiples of $1 in excess thereof.

ERISA Considerations:               Subject to the considerations contained in the base prospectus, the Offered Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts assets.

                                    In addition, prior to the termination of the Swap Agreement, the Offered Certificates may only be purchased by persons investing assets of employee benefit plans or individual retirement accounts assets if such person qualifies for the relief available under one or more of the following investor-based exemptions:

                                    -  Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding
                                    -  PTCE 90-1, regarding investments by insurance company pooled separate accounts;
                                    -  PTCE 91-38, regarding investments by bank collective investment funds;
                                    -  PTCE 95-60, regarding investments by insurance company general accounts; or
                                    -  PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers".

                                    See "ERISA Considerations" in the base prospectus.

Legal Investments:                  The  Certificates  will not  constitute  "mortgage  related  securities"  for the  purposes  of the
                                    Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

Tax Status:                         One or more REMIC elections.

Mortgage Loans:
                                   o    The Group I Loans will  consist  of first and  second  lien,  fixed-rate  and  adjustable-rate  mortgage  loans with  original principal  balances that may or may not conform to Freddie Mac  limitations.  The pool of Group
                                        I Loans described herein has an approximate  aggregate  principal balance of $395,719,311 as of the Cut-off Date.

                                   o    The Group II Loans will  consist  of first and second  lien,  fixed-rate  and  adjustable-rate  mortgage  loans with  original principal  balances  that will conform to Freddie Mac  limitations.  The pool of Group II Loans described  herein has an approximate  aggregate  principal  balance of  $353,310,087  as of the
                                        Cut-off Date.

                                   o    As of the Cut-off Date,  approximately 7.78% and 5.93% of the Mortgage Loans in Loan Group I and Loan Group II,  respectively, provide for an initial interest only period of up to seven years.

Silent Seconds:                     The mortgaged properties relating to approximately 32.73% of the Group I statistical pool of first-lien Mortgage Loans and 27.49% of the Group II statistical pool of first-lien Mortgage
                                    Loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent
                                    Seconds"), based solely on the information made available to the Depositor.   The weighted average
                                    combined original loan-to-value ratio of the Group I Loans, including the Silent Seconds is 89.96%
                                    and the weighted average combined original loan-to-value ratio of the Group II Loans, including the Silent Seconds is 88.93%.

The Originator:
                                    Mortgage Lenders Network USA, Inc.  originated all of the Mortgage Loans.  Mortgage Lenders Network
                                    USA, Inc. originated loans through a nationwide network of retail production branches,  independent mortgage  brokers  approved by Mortgage  Lenders  Network  USA,  Inc.  and through a  correspondent lending  division.  Mortgage  Lenders  Network USA, Inc. filed for  bankruptcy  under Chapter 11 of the U.S. Bankruptcy Code on February 5, 2007.

                                    Residential Funding acquired all of the mortgage loans from Emax Financial Group, LLC. Emax
                                    Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.  Emax
                                    Financial Group, LLC purchased all of the mortgage loans from Mortgage Lenders Network USA, Inc.

                                    Performance information for certain Mortgage Lenders Network USA, Inc. transactions is currently available at www.gmacrfcstaticpool.com.

Prepayment Assumptions:
                                   o    Fixed - 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

                                   o    ARMs - 100% PPC (assumes that prepayments  start at 2% CPR in month one,  increase by  approximately  2.545% each month to 30%
                                        CPR in month twelve,  and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

Optional Call:                      If the aggregate  principal balance of the Mortgage Loans falls below 10% of the aggregate original principal  balance of the Mortgage Loans as of  the Cut-Off  Date (the  "Optional Call Date"),  the
                                    master  servicer or its  designee may  terminate  the trust.  However,  no purchase of the Mortgage
                                    Loans or the  certificates  will be  permitted  if it  would  result  in a draw on the  certificate guaranty  insurance  policy,  and no purchase of the  Mortgage  Loans or the  certificates  will be permitted if the certificate  insurer can show a reasonable  probability  that it would result in a draw on the certificate  guaranty insurance policy unless, in either case, the certificate  insurer consents to the  termination.  The exercise of the optional call may be subject to  limitations  as described in the prospectus supplement.
Group I Basis Risk
Shortfall:                          With respect to any class of the Class A-I Certificates and any Distribution Date on which the
                                    Group I Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii)
                                    accrued certificate interest for that class calculated using the Group I Net WAC Cap Rate.

Group I Basis Risk
Shortfall
Carry-Forward Amounts:              With respect to each class of the Class A-I Certificates and any Distribution Date, an amount equal to the aggregate amount of Group I Basis Risk Shortfall for that class on that Distribution
                                    Date, plus any unpaid Group I Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Group II Basis Risk
Shortfall:                          With respect to the Class A-II Certificates and any Distribution Date on which the Group II Net
                                    WAC Cap Rate is used to determine the pass-through rate of the Class A-II Certificates, an amount equal to the excess of (i) the accrued certificate interest for the Class A-II Certificates calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin over (ii) the accrued certificate interest for the Class A-II Certificates calculated using the Group II Net WAC Cap Rate.
Group II Basis Risk
Shortfall
Carry-Forward Amounts:              With respect to the Class A-II Certificates and any Distribution Date, an amount equal to the aggregate amount of Group II Basis Risk Shortfall on that Distribution Date, plus any unpaid Group
                                    II Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for the Class A-II Certificates.

Available Distribution
Amount:                             For any Distribution Date, an amount (net of (i) amounts reimbursable to the Master Servicer and any subservicer (ii) any net swap payments to the swap counterparty and (iii) any Swap Termination
                                    Payment not due to a Swap Counterparty Trigger Event) equal to (a) the aggregate amount of scheduled payments on the Mortgage Loans due during the related due period and received on or prior to the related determination date, after deduction of the master servicing fees and subservicing fees in respect of the Mortgage Loans for that Distribution Date (b) unscheduled payments, including mortgagor prepayments on the Mortgage Loans, insurance proceeds, liquidation proceeds and subsequent recoveries from the Mortgage Loans, and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month, and (c) all
                                    Advances made for that Distribution Date in respect of the Mortgage Loans.

                                    A more detailed description of the Available Distribution Amount is set forth in the preliminary prospectus supplement, including additional amounts which may be included.

Relief Act Shortfalls:              With respect to any Distribution Date, the shortfall,  if any, in collections of interest resulting from the  Servicemembers  Civil Relief Act, or any similar  legislation or  regulation.  Relief Act
                                    Shortfalls  will be covered by available  Excess Cash Flow in the current  period only.  Any Relief
                                    Act  Shortfalls  allocated to the  Certificates  for the current  period not covered by Excess Cash
                                    Flow in the current period will remain unpaid.

Credit Enhancement:                 A. The Certificate Guaranty Insurance Policy

                                    In  accordance  with  the  terms  of  the  certificate   guaranty  insurance  policy,  FGIC  will
                                    unconditionally and irrevocably guarantee:

                                    1.       Shortfalls  in the amounts  available  to pay the interest  distribution  amount on any  Distribution  Date except as provided below;
                                    2.       Any losses allocated to the Offered Certificates if not covered by Excess Cash Flow or overcollateralization;
                                    3.       Certain overcollateralization deficiency amounts set forth in the prospectus supplement; and
                                    4.       The outstanding certificate principal balance of the Offered Certificates on the        Distribution Date in January 2037.

                                    The policy will not  guarantee  the payment of Basis Risk  Shortfalls,  Relief Act  Shortfalls or
                                    Prepayment Interest Shortfalls.

B.       Overcollateralization ("OC")

-------------------------------------------------- ---------------------------
Initial (% Orig.)                                            7.50%
OC Target (% Orig.)                                          7.50%
OC Floor (% Orig.)                                           2.00%
OC Stepdown Target (% Current)                               15.00%
OC Holiday                                                    None
-------------------------------------------------- ---------------------------

C.       Excess Spread *

                                    For any Distribution Date, the sum of (i) the excess of the available distribution amount over the sum of (a) the interest distribution amount for the certificates , (b) the principal remittance amount, and (c) the premium payable to the certificate insurer (ii) any overcollateralization reduction amount, and (iii) any net swap payments received by the supplemental interest trust under the Swap Agreement for that Distribution Date. Excess Cash Flow may be used to protect the
                                    Class A Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses.

                                    Excess spread is initially equal to approximately 570 basis points per annum, for the 13 day initial accrual period.

                                    * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

D.       Swap Agreement.

                                    Credit enhancement for the Class A Certificates  will include Net Swap Payments made by the Swap
                                    Counterparty to the Supplemental Interest Trust Trustee pursuant to the Swap Agreement. The Swap
                                    Agreement will terminate after the Distribution Date in November 2011.

Interest Accrual Period:            From and including  the preceding  Distribution  Date (for the first  accrual  period,  the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

Pass-Through Rates:                 Class A-I Pass-Through Rates:

                                    On each  Distribution  Date,  the  Class  A-I  Pass-Through  Rate on each  class of the  Class  A-I
                                    Certificates  will be a per annum  rate equal to the least of (x) for any  Distribution  Date which occurs  prior to the  second  Distribution  Date  after  the first  possible  Optional  Call  Date,
                                    One-Month  LIBOR plus the related margin for such class,  and beginning on the second  Distribution
                                    Date after the first  possible  Optional  Call Date,  and with respect to the Class A-I-3 and Class
                                    A-I-4  Certificates,  One-Month LIBOR plus 2 times the related  initial margin for such class,  (y)
                                    the Group I Net WAC Cap Rate and (z) 14.00% per annum.

                                    Class A-II Pass-Through Rates:

                                    On each  Distribution  Date, the Class A-II Pass-Through Rate will be a per annum rate equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution  Date after the first  possible  Optional  Call Date,  One-Month  LIBOR plus the related  initial  margin,  and beginning on the second  Distribution Date after the first possible  Optional Call Date,  One-Month
                                    LIBOR plus 2 times the  related  initial  margin,  (y) the Group II Net WAC Cap Rate and (z) 14.00%
                                    per annum.

Group I Net WAC
Cap Rate:                           With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the Group I Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Group I Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any Net Swap Payments or Swap Termination Payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of such Distribution Date, and (b)
                                    a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Group II Net WAC
Cap Rate:                           With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the Group II Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Group II Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest
                                    Accrual Period, minus (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any Net Swap Payments or Swap Termination Payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of such
                                    Distribution Date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Net WAC Cap Rate:                   The Group I Net WAC Cap Rate, or the Group II Net WAC Cap Rate, as applicable.

Net Mortgage Rate:                  With  respect to any mortgage  loan,  the  mortgage  rate thereon  minus (a) the rates at which the master  servicing  and  subservicing  fees are paid and (b) the rate at which the  premium  for the certificate  guaranty  insurance policy is paid;  provided,  that for purposes of this calculation, the rate at which the  premium  for the  certificate  guaranty  insurance  policy is paid  shall be multiplied by a fraction equal to (i) the aggregate  certificate  principal  balance of the Class A
                                    Certificates over (ii) the aggregate stated principal balance of the mortgage loans.

Eligible Master
Servicing Compensation:             For any  Distribution  Date,  an amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the stated principal  balance of the Mortgage Loans immediately  preceding that Distribution  Date, and
                                    (b) the sum of the master  servicing  fee  payable to the Master  Servicer in respect of its master servicing  activities and  reinvestment  income  received by the Master Servicer on amounts payable with respect to that  Distribution  Date with respect to the Mortgage  Loans.  Excess Cash Flow may also be available to cover prepayment interest shortfalls,  subject to the priority of distribution for Excess Cash Flow.

Advances:                           The Master  Servicer  will advance  delinquent  principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.

Overcollateralization Amount:       With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate stated principal balance of the Mortgage  Loans before  giving  effect to  distributions  of principal to be made on that  Distribution  Date,  over (b) the  aggregate  certificate  principal  balance  of the Class A
                                    Certificates,  as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required
Overcollateralization Amount:       With respect to any Distribution  Date (i) prior to the Stepdown Date, an amount equal 7.50% of the aggregate stated  principal  balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect,  the greater of (x) 15.00% of the then current  aggregate  outstanding  principal  balance of the Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date  and (y) the  Overcollateralization  Floor or
                                    (iii)  on or after  the  related  Stepdown  Date if a  Trigger  Event is in  effect,  the  Required
                                    Overcollateralization  Amount  for  the  immediately  preceding  Distribution  Date.  The  Required
                                    Overcollateralization  Amount  may be  reduced  from time to time with  notification  to the rating agencies.

Overcollateralization Floor:        2.00% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

Stepdown Date:                      The Distribution  Date which is the later to occur of (x) the  Distribution  Date in September 2009 and (y) the first  distribution  date on which aggregate stated  principal  balance of the Mortgage
                                    Loans as of the end of the  related  due  period  is less than  one-half  of the  aggregate  stated
                                    principal balance of the Mortgage Loans as of the Cut-Off Date.
Overcollateralization
Increase Amount:                    With respect to any  Distribution  Date, an amount equal to the lesser of (i) available Excess Cash
                                    Flow available for payment of the Overcollateralization  Increase Amount on that Distribution Date, as provided in clause (3) under "Excess Cash Flow  Distributions"  and (ii) the excess,  if any, of
                                    (x)  the  Required   Overcollateralization   Amount  for  that   Distribution  Date  over  (y)  the
                                    Overcollateralization Amount for that Distribution Date.

Overcollateralization
Reduction Amount:                   With  respect to any  Distribution  Date for which the Excess  Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that Distribution  Date, greater  than zero,  an amount equal to the lesser of (i) the Excess  Overcollateralization  Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization
Amount:                             With respect to any  Distribution  Date, the excess,  if any, of the  Overcollateralization  Amount over the Required Overcollateralization Amount.

Excess Cash Flow:                   For any Distribution Date, the sum of (a) the excess of (1) the Available  Distribution  Amount for that  distribution  date over (2) the sum of (x) the  premium  due under the  certificate  guaranty insurance  policy  for  that  Distribution  Date,  (y) the  interest  distribution  amount  for the
                                    Certificates  for  that  Distribution  Date and (z) the  lesser  of (i) the  aggregate  certificate principal balance of the Offered Certificates  immediately prior to such Distribution Date and (ii)
                                    the  Principal  Remittance  Amount  for that  Distribution  Date to the  extent  not  needed to pay interest on the Offered  Certificates  on such  Distribution  Date,  (b) any  Overcollateralization
                                    Reduction  Amount and (c) any amounts  received by the  Supplemental  Interest Trust under the Swap
                                    Agreement  for that  Distribution  Date.  Excess  Cash  Flow  may be used to  protect  the  Class A
                                    Certificates  against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in"Excess Cash Flow Distributions".

Trigger Event:
                                    A Trigger  Event is in effect with respect to any  distribution  date on or after the Stepdown Date if either (a) the  Sixty-Plus  Delinquency  Percentage,  as determined on that  distribution  date, equals or exceeds 30.00% of the Senior Enhancement  Percentage for that distribution date or (b) on or after the  distribution  date in September 2009, the aggregate  amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate Stated Principal Balance as of the cut-off date exceeds the applicable amount set forth below:

September 2009 to February 2010:    2.25% with respect to September  2009,  plus an  additional  1/6th of 1.00% for each month  through
                                    February 2010.

March 2010 to February 2011:        3.25% with  respect  to March  2010,  plus an  additional  1/12th of 1.75% for each  month  through
                                    February 2011.

March 2011 to February 2012:        5.00% with  respect  to March  2011,  plus an  additional  1/12th of 1.50% for each  month  through
                                    February 2012.

March 2012 to February 2013:        6.50% with  respect  to March  2012,  plus an  additional  1/12th of 0.75% for each  month  through
                                    February 2013.

March 2013 and thereafter:          7.25%.

Sixty-Plus Delinquency
Percentage:                         With respect to any Distribution  Date, the fraction,  expressed as a percentage,  equal to (x) the aggregate  stated  principal  balance of the Mortgage Loans that are 60 or more days  delinquent in payment  of  principal  and  interest  for that  Distribution  Date,  including  Mortgage  Loans in bankruptcy that are 60 or more days  delinquent,  foreclosure or REO, over (y) the aggregate stated
                                    principal balance of the Mortgage Loans immediately preceding that Distribution Date.

Senior
Enhancement Percentage:             On any distribution date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the Overcollateralization Amount, prior to the distribution of the Principal
                                    Distribution Amount on such distribution date and the denominator of which is the aggregate Stated
                                    Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

Principal
Distribution Amount:
                                    On any Distribution  Date, the lesser of (a) the excess of (i) the  Available  Distribution  Amount plus for inclusion in Excess Cash Flow for purposes of clause  (b)(v) and (vi) in this  definition, the amounts  received by the trustee  under the Swap  Agreement for that  Distribution  Date to the extent set forth in clauses (2) and (3) under the "Excess Cash Flow Distributions, "over (ii) the interest distribution amount and (b) the aggregate amount described below:

                                    (i)     the principal  portion of all scheduled  monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

                                    (ii)    the  principal  portion of all proceeds of the  repurchase  of Mortgage  Loans,  or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                                    (iii)   the  principal  portion  of  all  other  unscheduled   collections  other  than  subsequent
                                            recoveries,  received on the Mortgage Loans during the preceding  calendar month, or deemed to be received during the preceding calendar month,  including,  without  limitation,  full and partial  principal  prepayments  made by the respective  mortgagors,  to the extent not distributed in the preceding month;

                                    (iv)    the lesser of  (a) subsequent  recoveries for that  distribution date and (b) the principal portion of any realized  losses  allocated to any class of offered  certificates on a prior distribution date and remaining unpaid;

                                    (v)     the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent not used in  clause (b)(iv)  above on such  Distribution  Date, and (b) the principal portion of any realized  losses  incurred,  or deemed to have been incurred,  on any Mortgage Loans in the calendar month preceding that  Distribution  Date to the extent covered by Excess Cash Flow for that Distribution Date as described under "-Excess Cash Flow Distributions" above; and

                                    (vi)    the lesser of (a) the Excess Cash Flow for that  Distribution  Date, to the extent not used pursuant to clause (b)(iv) and (v) above on such  Distribution  Date, and (b) the amount of any  Overcollateralization  Increase  Amount  for that  Distribution  Date,  to the  extent covered by Excess Cash Flow for that  Distribution  Date as  described  under  "Excess Cash
                                            Flow Distributions" above;
                                    minus

                                    (vii)   the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

                                    (viii)  any capitalization reimbursement amount.

                                    In no event will the Principal  Distribution  Amount on any Distribution  Date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates.

Principal Remittance
Amount:                             For any  Distribution  Date,  the sum of the following  amounts:  (i) the principal  portion of all scheduled  monthly  payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the principal  portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution,  amounts  representing a principal  adjustment as required in the pooling and servicing  agreement during the preceding  calendar month;  and (iii) the principal  portion of all other  unscheduled  collections  received on the Mortgage  Loans during the preceding  calendar month including,  without limitation, full and partial principal prepayments made by the respective mortgagors,  to the  extent  not  distributed  in the  preceding  month  but  excluding  subsequent recoveries.

Group I Principal Distribution Amount:

                                    On any distribution  date, the Class A  Principal  Distribution  Amount for that  distribution date multiplied by a fraction,  the numerator of which is the portion of the Principal Allocation Amount related to Loan Group I for that  distribution  date and the  denominator of which is the Principal
                                    Allocation Amount for all of the mortgage loans for that distribution date.

Group II Principal Distribution Amount:

                                    On any distribution  date, the Class A  Principal  Distribution  Amount for that  distribution date multiplied by a fraction,  the numerator of which is the portion of the Principal Allocation Amount related to Loan Group II for that  distribution  date and the denominator of which is the Principal
                                    Allocation Amount for all of the mortgage loans for that distribution date.

Principal Allocation Amount:

                                    With respect to any  distribution  date,  the sum of (a) the Principal  Remittance  Amount for that distribution  date,  (b) any  Realized  Losses  covered by amounts  included  in clause (iv) of the definition of Principal  Distribution  Amount and (c) the aggregate amount of the principal portion of Realized  Losses on the mortgage loans in the calendar month preceding that  distribution  date, to the extent  covered by Excess Cash Flow  included in clause (v) of the  definition  of Principal
                                    Distribution  Amount;  provided,  however,  that on any  distribution  date on  which  there is (i)
                                    insufficient  Subsequent  Recoveries  to cover all unpaid  Realized  Losses on the  mortgage  loans described in clause (b) above,  in determining  the Group I Principal  Distribution  Amount and the
                                    Group II Principal  Distribution Amount,  Subsequent  Recoveries will be allocated to the Class A-I
                                    Certificates  and Class  A-II  Certificates,  pro rata,  based on the  principal  portion of unpaid
                                    Realized  Losses  from  prior  distribution  dates  on the  Group  I  Loans  and  Group  II  Loans, respectively,  and (ii) insufficient  Excess Cash Flow to cover all Realized Losses on the mortgage loans described in clause (c) above, in determining the Group I Principal  Distribution  Amount and the Group II Principal  Distribution  Amount,  the Excess Cash Flow remaining  after the allocation described  in  clause  (b) or (i)  above,  as  applicable,  will  be  allocated  to the  Class  A-I
                                    Certificates  and Class A-II  Certificates,  pro rata,  based on the principal  portion of Realized
                                    Losses  incurred during the calendar month  preceding that  distribution  date on the Group I Loans and Group II Loans, respectively.

Class A-I Interest Remittance
Amount:                             With respect to any Distribution Date, the portion of the Available Distribution Amount for that
                                    Distribution Date attributable to interest received or advanced with respect to the Group I Loans, as adjusted to reflect the pro rata portion of any Net Swap Payments or Swap Termination Payments
                                    not due to a Swap Counterparty Trigger Event allocable to the Group I Loans.

Class A-II Interest Remittance
Amount:                             With respect to any Distribution Date, the portion of the Available Distribution Amount for that
                                    Distribution Date attributable to interest received or advanced with respect to the Group II
                                    Loans, as adjusted to reflect the pro rata portion of any Net Swap Payments or Swap Termination
                                    Payments not due to a Swap Counterparty Trigger Event allocable to the Group II Loans.

Interest
Distributions:                      Distributions to the holders of the Certificates will be made generally as follows:
                                    From the  Available  Distribution  Amount  remaining  after  payment of certain fees and expenses, distribution of accrued and unpaid interest (less any prepayment  interest  Shortfalls not covered by  Eligible  Master  Servicing  Compensation  or any Relief  Act  shortfalls)  to the  holders of
                                    Certificates, in the following order of priority:

                                    (1)     To the Certificate Insurer, the premium due under the certificate guaranty insurance policy; and
                                    (2)    To each class of the Class A Certificates, pursuant to the Interest Distribution Priority described below.

Class A Interest
Distribution Priority:              With respect to each class of Class A Certificates and any Distribution  Date, the amount available for  payment of accrued  certificate  interest  thereon  for that  Distribution  Date plus  accrued certificate  interest thereon remaining unpaid from any prior Distribution Date, in the amounts and priority as follows:

                     -   first,  concurrently,  to the Class A-I  Certificates,  pro rata, from the Class A-I Interest  Remittance  Amount,  and to the
                                    Class A-II Certificates, from the Class A-II Interest Remittance Amount;

                     -   second,  to the Class A-I  Certificates,  pro rata, from the remaining Class A-II Interest  Remittance  Amount or to the Class
                                    A-II Certificates,  from the remaining Class A-I Interest Remittance Amount, as needed after taking into  account any  distribution  in respect of interest on the Class A  Certificates  made in first above;

                     -   third,  concurrently,  from the Principal  Remittance Amount related to Loan Group I to the Class A-I Certificates,  pro rata, and from the Principal  Remittance Amount related to Loan Group II to the Class A-II  Certificates, after  taking into  account any  distributions  in respect of interest on the Class A  Certificates made in first and second above; and

                     -   fourth,  from the remaining Principal  Remittance Amount related to Loan Group II to the Class A-I Certificates,  pro rata, or from  the  remaining  Principal  Remittance  Amount  related  to  Loan  Group I to the  Class  A-II
                                    Certificates,  as needed after taking into account any  distributions in respect of interest on the
                                    Class A Certificates made in first, second and third above.

Principal Distributions:
                                     The Principal Distribution Amount will be distributed as follows:

                                     To the  Class A  Certificates,  the  Group I or Group II  Principal  Distribution  Amount  as
                                     applicable,  allocated as described below under "Class A Principal  Distributions"  until the certificate principal balances thereof are reduced to zero;

Class A Principal
Distributions:                      The Group I Principal Distribution Amount will be distributed as follows:

                      o        first,  to the Class  A-I-1,  Class  A-I-2 Class A-I-3 and Class  A-I-4  Certificates,  in that order,  in each case until the
                                            Certificate Principal Balance thereof has been reduced to zero; and

                      o        second, to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                                    The Group II Principal Distribution Amount will be distributed as follows:

                      o        first, to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                                    second, to the Class A-I-1, Class A-I-2, Class A-I-3 and Class A-I-4 Certificates, in that order, in each case until the Certificate
                                    Principal Balance thereof has been reduced to zero.

Excess Cash Flow
Distributions:                      Excess Cash Flow will be applied on any distribution date as follows:

                                    first, as part of the Principal Distribution Amount, to pay to the holders of the Class A
                                    Certificates in reduction of their Certificate Principal Balances, the principal portion of
                                    Realized Losses previously allocated to reduce the Certificate Principal Balance of any class of
                                    Class A Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

                                    second, as part of the Principal Distribution Amount, to pay to the holders of the Class A
                                    Certificates in reduction of their Certificate Principal Balances, the principal portion of
                                    Realized Losses incurred on the mortgage loans for the preceding calendar month;

                                    third, to pay the holders of the Class A Certificates as part of the Principal Distribution
                                    Amount, any Overcollateralization Increase Amount;

                                    fourth, to pay the holders of Class A Certificates, the amount of any Prepayment Interest
                                    Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment
                                    Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing
                                    Compensation on that distribution date;

                                    fifth, to pay to the holders of the Class A Certificates any Prepayment Interest Shortfalls
                                    remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

                                    sixth, to pay to the holders of the Class A Certificates, on a pro rata basis based on the Group I
                                    Basis Risk Shortfall and Group II Basis Risk Shortfall, the amount of any Group I Basis Risk
                                    Shortfall, Group II Basis Risk Shortfall, as applicable, remaining unpaid as of that distribution date;

                                    seventh, to pay to the holders of the Class A Certificates the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

                                    eighth, to pay to the holders of the Class A Certificates, pro rata , the principal portion of any
                                    Realized Losses previously allocated thereto that remain unreimbursed;

                                    ninth, to pay the certificate insurer for amounts due and unpaid under the insurance agreement the remain unreimbursed;

                                    tenth, to pay any Swap Termination Payments owed to the swap counterparty due to a Swap
                                    Counterparty Trigger Event; and

                                    eleventh, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

                                    On any Distribution  Date, the amounts  described in the second and third clause above will be paid first from  Excess  Cash Flow for that  Distribution  Date,  other  than  amounts  received  by the
                                    Supplemental Interest Trust Trustee under the Swap Agreement.

Subsequent Recoveries:              Subsequent recoveries,  net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

Allocation of Losses:               Any realized losses will be allocated or covered as follows:
                                   (i)    By Excess Cash Flow for the related Distribution Date;
                                  (ii)    By reduction of the  Overcollateralization  Amount, until reduced to zero (as further described in the prospectus supplement);
                                          and
                                 (iii)    To the Class A-I  Certificates,  losses on the Group I Loans on a pro-rata  basis until  reduced to zero and to the Class A-II
                                          Certificates, losses on the Group II Loans until reduced to zero.

Preliminary
Prospectus:                The Offered Certificates will be offered pursuant to a Preliminary Prospectus Supplement which includes a
                           Base Prospectus (together, the "Preliminary Prospectus").  Additional information with respect to the
                           Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.   The foregoing is
                           qualified in its entirety by the information appearing in the Preliminary Prospectus.

Swap Agreement

On the Closing Date, the  Supplemental  Interest Trust Trustee will enter into a Swap Agreement with the Swap  Counterparty  as described in the Preliminary  Prospectus.  Under the Swap Agreement,  on or before each  Distribution Date commencing with the Distribution Date in
May 2007 and ending with the  Distribution  Date in November 2011 the  Supplemental  Interest Trust Trustee on behalf of the supplemental interest trust,  shall be obligated to pay to the Swap  Counterparty a fixed amount for that  Distribution  Date, equal to the product of
(x) a fixed rate equal to  approximately  5.065% per annum,  (y) the Swap Notional Amount (as defined below) for that  Distribution  Date and (z) a fraction,  the  numerator of which is 30 (or, for the first  Distribution  Date,  the number of days elapsed from and including the effective date (as defined in the Swap  Agreement) to but excluding the first  Distribution  Date,  determined on a 30/360 basis) and the  denominator  of which is 360, and the Swap  Counterparty  will be obligated to pay to the  Supplemental  Interest  Trust Trustee (on
behalf of the supplemental  interest trust) a floating amount for that  Distribution  Date, equal to the product of (x) One- Month LIBOR, as  determined  pursuant to the Swap  Agreement,  for the related  calculation  period (as defined in the Swap  Agreement),  (y) the Swap
Notional Amount (as defined below) for that Distribution  Date, and (z) a fraction,  the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

Funds on deposit in the Swap Account,  to the extent such amounts constitute Net Swap Payments payable to the Swap Counterparty,  will be distributed from any available funds prior to  distributions  on the certificates on each related Swap Payment Date to cover,  first, Net
Swap Payments due to the Swap  Counterparty  and, second,  any Swap  Termination  Payment not due to a Swap  Counterparty  Trigger Event.
Funds on deposit in the Swap Account,  to the extent such amounts  constitute  Net Swap  Payments  payable to the  supplemental  interest trust are distributed to the Class A Certificates  through Excess Cash Flow (as described above).  For each Distribution  Date, the "Swap
Notional  Amount"  will be equal  to the  Notional  Balance  set  forth  below.  The Swap  Agreement  and any  payments  made by the Swap
Counterparty thereunder will be assets of the supplemental interest trust but will not be assets of any REMIC.

Upon  early  termination  of the Swap  Agreement,  the  supplemental  interest  trust or the Swap  Counterparty  may be  liable to make a termination  payment (the "Swap Termination  Payment") to the other party (regardless of which party caused the termination).  The Swap
Termination  Payment  will be  computed  in  accordance  with the  procedures  set forth in the Swap  Agreement.  In the  event  that the
Supplemental  Interest Trust Trustee, on behalf of the supplemental  interest trust, is required to make a Swap Termination Payment, that payment will be paid on the related  Distribution  Date, and on any subsequent  Distribution  Date until paid in full,  and, if such Swap
Termination  Payment is not due as a result of the occurrence of a Swap  Counterparty  Trigger Event (as defined in the Swap  Agreement), such payment will be made prior to distributions to Certificateholders.

------------- ---------------------- ----------- ---------------------
   Period     Notional Balance ($)     Period    Notional Balance ($)
------------- ---------------------- ----------- ---------------------
     1                         0.00      31             27,297,641.83
     2                         0.00      32             27,297,641.83
     3               665,291,858.70      33             27,297,641.83
     4               647,659,357.82      34             27,297,641.83
     5               627,532,704.84      35             27,297,641.83
     6               605,009,010.91      36             27,297,641.83
     7               580,392,968.74      37             27,297,641.83
     8               554,093,932.40      38             27,297,641.83
     9               526,495,491.81      39             27,297,641.83
     10              499,993,816.11      40             27,297,641.83
     11              474,708,293.17      41             27,297,641.83
     12              450,590,580.95      42             27,297,641.83
     13              427,586,042.67      43             27,297,641.83
     14              405,642,623.97      44             27,297,641.83
     15              384,710,729.94      45             27,297,641.83
     16              364,743,107.95      46             27,297,641.83
     17              345,689,797.44      47             22,633,481.77
     18              327,479,922.45      48             21,292,887.48
     19              309,350,257.88      49             20,000,094.67
     20              274,339,990.71      50             18,753,390.19
     21               90,497,064.22      51             17,551,123.00
     22               69,422,363.70      52             16,391,701.88
     23               62,289,520.77      53             15,273,593.20
     24               56,031,382.56      54             14,195,318.81
     25               51,294,873.68      55             13,155,453.99
     26               46,844,708.44      56             12,114,577.75
     27               42,610,316.99      57             11,095,004.27
     28               38,561,190.47      58                      0.00
     29               34,688,626.15
     30               30,958,412.85
------------- ---------------------- ----------- ---------------------

                                            Rating Agency Contacts

---------------------------------------------------------------------------------------------------------------------------
                                           NAME                                                  PHONE EXTENSION
---------------------------------------------------------------------------------------------------------------------------
 Moody's:                                  Tim Gildner                                           (212) 553-2919
 Moody's:                                  Shachar Gonen                                         (212) 553-3711
 S&P:                                       Michael Dougherty                                    (212) 438-6891

                                                                                  Free Writing Prospectus Containing Computational Materials for
                                                                                                                     RASC Series 2007-EMX1 Trust
------------------------------------------------------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the
Statement from your sales representative.

(Graphic Omitted)  GMAC RFC

Free Writing Prospectus Containing Computational Materials

Part II of II

$692,852,000 (Approximate)

RASC Series 2007-EMX1 Trust
Issuing Entity

Mortgage Lenders Network USA, Inc.
Originator

Residential Asset Securities Corporation
Depositor

Residential Funding Company, LLC
Master Servicer and Sponsor

Home Equity Mortgage Asset-Backed Pass-Through Certificates,
Series 2007-EMX1

March 6, 2007

(Graphic Omitted) GMAC RFC Securities

                             Any transactions in the certificates will be effected through Residential Funding Securities, LLC

Expected Timing:                  Pricing Date:                                  On or about  March 8, 2007
                                  Settlement Date:                               On or about  March 12, 2007
                                  First Payment Date:                            March 26, 2007

Structure:                        Fixed and ARMs:                                FGIC Wrap Structure
                                  Rating Agencies:                               Moody's and S&P

                        Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.
This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED
WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR  AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL
ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates  may not be  suitable  for all  investors.  RFS and  its  affiliates  may  acquire,  hold  or sell  positions  in  these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change
(due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have
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Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This free writing  prospectus  is being  delivered to you solely to provide you with  information  about the offering of the  certificates referred to in this free writing  prospectus and to solicit an offer to purchase the certificates,  when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual  commitment by you to purchase any of the  certificates until we have  accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase the  certificates,  and you will not have any contractual  commitment to purchase any of the  certificates  until after you have received the preliminary  prospectus.
You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The  information  in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or
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Finally,  RFS has not addressed the legal,  accounting and tax  implications  of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

Aggregate Collateral Summary

Summary                                                                                                         Total                  Minimum             Maximum
Aggregate Current Principal Balance                                                                         $749,029,398.23            $8,945.31        $1,000,000.00
Number of Mortgage Loans                                                                                              4,051

Average Current Principal Balance                                                                               $184,899.88
Weighted Average Original Loan-to-Value                                                                            83.9678%               13.00%              100.00%
Weighted Average Mortgage Rate                                                                                      8.6534%                5.10%               14.60%
Weighted Average Net Mortgage Rate                                                                                  8.1141%                4.55%               14.05%
Weighted Average Note Margin                                                                                        5.6816%                2.10%                8.55%
Weighted Average Maximum Mortgage Rate                                                                             14.5550%               11.10%               18.15%
Weighted Average Minimum Mortgage Rate                                                                              8.5307%                5.10%               12.15%
Weighted Average Term to Next Rate Adjustment Date (months)                                                              22                    7                   81
Weighted Average Remaining Term to Stated Maturity (months)                                                             342                  116                  358
Weighted Average Credit Score                                                                                           616                  404                  804

Weighted Average reflected in Total
                                                                                                                             Percent of Cut-off Date
                                                                                                  Range                      Principal Balance
Product Type                                                                   Hybrid ARM                                                 75.68%
                                                                               Fixed                                                      24.32%

Lien                                                                           First                                                      92.39%
                                                                               Second                                                      7.61%

Property Type                                                                  Single Family (detached)                                   63.40%
                                                                               Townhouse/rowhouse                                          1.48%
                                                                               Condo under 5 stories                                       6.27%
                                                                               Condo Mid-Rise (5 to 8 stories)                             0.02%
                                                                               Condo High-Rise (9 stories or more)                         0.44%
                                                                               Detached PUD                                               15.44%
                                                                               Attached PUD                                                2.53%
                                                                               Two-to-four family units                                   10.43%

Occupancy Status                                                               Primary Residence                                          92.72%
                                                                               Second/Vacation                                             2.59%
                                                                               Non Owner Occupied                                          4.69%

Documentation Type                                                             Full Documentation                                         66.86%
                                                                               Reduced Documentation                                      33.14%

Loans with Prepayment penalties                                                                                                           66.55%

Interest Only Percentage                                                                                                                   6.91%

                                                          Lien Position of the Aggregate Loans
                                                                                                           Average          Weighted         Weighted
                                             Number                                  % of Principal       Principal         Average          Average
Lien Position                               of Loans       Principal Balance              Balance          Balance       Credit Score      Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
First Lien                                    3,038        $    692,009,786                92.39%        $  227,785           614             82.83%
Second Lien                                   1,013              57,019,612                 7.61             56,288           631             97.76
Total:                                        4,051        $    749,029,398               100.00%        $  184,900           616             83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                          Product Type of the Aggregate Loans
                                                                                                           Average          Weighted         Weighted
                                             Number                                  % of Principal       Principal         Average          Average
Product Type                                of Loans       Principal Balance              Balance          Balance       Credit Score      Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
FRM                                            560         $      91,216,858              12.18         $  162,887            629             77.51%
FRM IO                                         20                  8,302,324               1.11            415,116            668             69.69
FRM 30/15 Balloon                              888                51,445,369               6.87             57,934            630             99.28
FRM 40/30 Balloon                              132                31,222,616               4.17            236,535            620             81.51
2YR Hybrid                                     738               138,994,429              18.56            188,339            607             83.11
2YR Hybrid 40/30 Balloon                      1,139              285,129,218              38.07            250,333            610             84.29
2YR Hybrid 50/30 Balloon                       18                  3,747,880               0.50            208,216            639             80.13
2YR Hybrid IO                                  113                35,565,217               4.75            314,736            634             84.34
3YR Hybrid                                     133                27,662,995               3.69            207,992            603             84.04
3YR Hybrid 40/30 Balloon                       267                63,417,879               8.47            237,520            611             84.80
3YR Hybrid IO                                  21                  6,374,134               0.85            303,530            641             83.58
5YR Hybrid                                      6                  1,275,977               0.17            212,663            630             78.93
5YR Hybrid 40/30 Balloon                        8                  1,981,137               0.26            247,642            626             79.62
5YR Hybrid 50/30 Balloon                        1                    302,354               0.04            302,354            661             85.00
5YR Hybrid IO                                   4                  1,503,300               0.20            375,825            633             83.21
7YR Hybrid                                      3                    887,712               0.12            295,904            646             69.37
Total:                                        4,051         $    749,029,398             100.00%        $  184,900            616             83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                    Credit Score Distribution of the Aggregate Loans
                                                                                                               Average        Weighted
                                                                                          % of Principal      Principal       Average
Credit Score Range                               Number Of Loans   Principal Balance         Balance           Balance      Original LTV
------------------------------------------------------------------------------------------------------------------------------------------
1 - 499                                                109        $      20,151,352           2.69%         $  184,875        83.42%
500 - 519                                              126               20,937,046           2.80             166,167        84.39
520 - 539                                              221               35,843,425           4.79             162,187        82.63
540 - 559                                              310               59,793,974           7.98             192,884        82.12
560 - 579                                              331               58,912,337           7.87             177,983        82.32
580 - 599                                              464               78,439,630          10.47             169,051        83.26
600 - 619                                              591              111,906,091          14.94             189,350        85.71
620 - 639                                              592              114,832,330          15.33             193,974        84.55
640 - 659                                              468               88,591,391          11.83             189,298        85.18
660 - 679                                              333               61,806,197           8.25             185,604        82.88
680 - 699                                              239               42,199,496           5.63             176,567        85.91
700 - 719                                              116               25,365,053           3.39             218,664        83.51
720 - 739                                              66                13,515,041           1.80             204,773        86.24
740 - 759                                              48                 8,034,351           1.07             167,382        83.52
760 or Greater                                         37                 8,701,684           1.16             235,181        74.18
Total:                                                4,051        $    749,029,398         100.00%         $  184,900        83.97%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 616
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            Original Mortgage Loan Principal Balances of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Original Mortgage Loan Balance ($)               Number Of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
100,000 or less                                       1,232       $      69,649,230            9.30%        $    56,533         614           90.56%
100,001 to 200,000                                    1,433             211,607,548           28.25             147,668         609           82.49
200,001 to 300,000                                      743             182,907,885           24.42             246,175         611           83.30
300,001 to 400,000                                      336             115,502,774           15.42             343,758         620           84.80
400,001 to 500,000                                      142              62,950,249            8.40             443,312         620           84.07
500,001 to 600,000                                       83              45,108,805            6.02             543,480         629           83.49
600,001 to 700,000                                       37              23,938,128            3.20             646,976         638           84.57
700,001 to 800,000                                       24              18,054,115            2.41             752,255         621           80.88
800,001 to 900,000                                       10               8,591,528            1.15             859,153         664           80.45
900,001 to 1,000,000                                     11              10,719,138            1.43             974,467         619           80.86
Total:                                                4,051        $    749,029,398          100.00%         $  184,900         616           83.97%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $184,900
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                       Net Mortgage Rates of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Net Mortgage Rates (%)                           Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
4.500 - 4.999                                           10        $        7,143,730           0.95%         $  714,373         704           69.52%
5.000 - 5.499                                           17                 7,748,153           1.03             455,774         704           67.26
5.500 - 5.999                                           53                16,548,994           2.21             312,245         643           73.24
6.000 - 6.499                                          187                46,788,044           6.25             250,203         639           77.31
6.500 - 6.999                                          314                83,269,384          11.12             265,189         631           80.45
7.000 - 7.499                                          474               116,546,907          15.56             245,880         623           80.26
7.500 - 7.999                                          400                91,487,172          12.21             228,718         614           83.00
8.000 - 8.499                                          555               117,718,899          15.72             212,106         603           84.76
8.500 - 8.999                                          470                91,248,716          12.18             194,146         600           85.57
9.000 - 9.499                                          327                60,124,577           8.03             183,867         590           86.59
9.500 - 9.999                                          209                32,581,865           4.35             155,894         605           90.47
10.000 - 10.499                                        177                22,980,225           3.07             129,832         598           92.53
10.500 - 10.999                                        168                15,505,726           2.07              92,296         626           95.68
11.000 - 11.499                                        225                14,823,271           1.98              65,881         638           96.74
11.500 - 11.999                                        185                10,446,826           1.39              56,469         616           98.64
12.000 - 12.499                                        217                10,755,801           1.44              49,566         606           98.47
12.500 - 12.999                                         49                 2,544,130           0.34              51,921         597           98.96
13.000 - 13.499                                         13                   726,996           0.10              55,923         587           98.63
14.000 - 14.499                                          1                    39,980           0.01              39,980         536           83.00
Total:                                               4,051          $    749,029,398         100.00%         $  184,900         616           83.97%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 8.1141% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                   Mortgage Rates of the Loans of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Mortgage Rate (%)                                Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
5.000 - 5.499                                           10         $        7,143,730           0.95%         $  714,373         704          69.52%
5.500 - 5.999                                           14                  7,100,443           0.95             507,175         712           66.29
6.000 - 6.499                                           51                 16,320,992           2.18             320,019         643           73.51
6.500 - 6.999                                          176                 44,214,025           5.90             251,216         638           76.94
7.000 - 7.499                                          310                 82,076,248          10.96             264,762         633           80.65
7.500 - 7.999                                          473                114,879,822          15.34             242,875         624           79.97
8.000 - 8.499                                          383                 90,566,479          12.09             236,466         614           83.03
8.500 - 8.999                                          565                119,087,534          15.90             210,774         603           84.49
9.000 - 9.499                                          456                 88,195,850          11.77             193,412         602           85.68
9.500 - 9.999                                          358                 66,056,989           8.82             184,517         590           86.57
10.000 - 10.499                                        200                 33,058,120           4.41             165,291         599           89.48
10.500 - 10.999                                        189                 24,684,844           3.30             130,608         602           93.16
11.000 - 11.499                                        162                 13,460,915           1.80              83,092         628           95.08
11.500 - 11.999                                        235                 17,372,548           2.32              73,926         633           96.62
12.000 - 12.499                                        174                  9,886,208           1.32              56,817         617           98.64
12.500 - 12.999                                        225                 11,127,984           1.49              49,458         608           98.68
13.000 - 13.499                                         55                  2,999,844           0.40              54,543         596           98.28
13.500 - 13.999                                         13                    713,214           0.10              54,863         585           99.27
14.000 - 14.499                                          1                     43,629           0.01              43,629         590           89.00
14.500 - 14.999                                          1                     39,980           0.01              39,980         536           83.00
Total:                                               4,051           $    749,029,398         100.00%         $  184,900         616           83.97%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.6534% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                     Original Loan-to-Value of the Aggregate Loans
                                                                                                               Average        Weighted
                                                                                          % of Principal      Principal       Average
Original LTV Ratio (%)                           Number of Loans   Principal Balance         Balance           Balance      Credit Score
------------------------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                            87         $      12,965,179           1.73%         $  149,025         624
50.01 - 55.00                                           31                 6,160,710           0.82             198,733         633
55.01 - 60.00                                           53                 9,688,895           1.29             182,809         606
60.01 - 65.00                                           90                18,425,736           2.46             204,730         610
65.01 - 70.00                                          119                24,952,424           3.33             209,684         607
70.01 - 75.00                                          170                36,254,427           4.84             213,261         594
75.01 - 80.00                                        1,287               293,049,440          39.12             227,700         623
80.01 - 85.00                                          265                60,810,679           8.12             229,474         600
85.01 - 90.00                                          497               105,145,228          14.04             211,560         600
90.01 - 95.00                                          196                46,895,963           6.26             239,265         618
95.01 - 100.00                                       1,256               134,680,715          17.98             107,230         626
Total:                                               4,051          $    749,029,398         100.00%         $  184,900         616

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.97%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       Geographical Distributions of Mortgaged Properties of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
State                                            Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
Alabama                                                 53              $ 5,945,174            0.79%         $  112,173         587          85.96%
Arkansas                                                20                2,113,880            0.28             105,694         618           87.18
Arizona                                                206               32,831,822            4.38             159,378         626           85.05
California                                             196               57,465,867            7.67             293,193         638           82.31
Colorado                                                38                5,602,822            0.75             147,443         608           86.00
Connecticut                                            160               28,231,108            3.77             176,444         611           83.56
District of Columbia                                    13                3,693,439            0.49             284,111         623           81.35
Delaware                                                30                4,618,561            0.62             153,952         638           85.44
Florida                                                643              115,567,847           15.43             179,732         606           84.41
Georgia                                                242               37,122,767            4.96             153,400         597           88.06
Idaho                                                   34                5,344,588            0.71             157,194         621           82.79
Illinois                                               194               35,014,636            4.67             180,488         606           86.16
Indiana                                                 19                2,205,844            0.29             116,097         596           85.77
Kansas                                                   1                   34,967            0.00              34,967         611           70.00
Kentucky                                                31                3,733,277            0.50             120,428         596           87.67
Louisiana                                               67                8,405,051            1.12             125,449         597           86.63
Massachusetts                                          186               39,387,799            5.26             211,762         623           81.68
Maryland                                               256               56,394,492            7.53             220,291         612           83.24
Maine                                                   48                6,352,767            0.85             132,349         630           79.20
Michigan                                                61                8,335,953            1.11             136,655         608           86.84
Minnesota                                               58                8,725,256            1.16             150,435         595           85.25
Missouri                                                19                2,461,235            0.33             129,539         606           84.77
Mississippi                                              8                  793,273            0.11              99,159         573           83.39
North Carolina                                          61                9,246,996            1.23             151,590         610           85.17
Nebraska                                                 3                  302,774            0.04             100,925         541           85.46
New Hampshire                                           38                6,064,654            0.81             159,596         609           82.00
New Jersey                                             217               53,369,507            7.13             245,942         622           82.13
New Mexico                                              21                2,712,498            0.36             129,167         609           84.18
Nevada                                                  43               10,270,675            1.37             238,853         627           85.01
New York                                               272               74,376,093            9.93             273,442         638           83.08
Ohio                                                    24                1,928,756            0.26              80,365         598           89.04
Oklahoma                                                28                2,365,635            0.32              84,487         591           88.11
Oregon                                                  37                6,429,859            0.86             173,780         638           80.67
Pennsylvania                                           219               27,852,089            3.72             127,178         606           82.72
Rhode Island                                            28                6,000,571            0.80             214,306         620           80.80
South Carolina                                          39                4,820,361            0.64             123,599         600           79.70
South Dakota                                             2                  221,852            0.03             110,926         597           90.27
Tennessee                                              108               11,665,448            1.56             108,013         603           86.45
Texas                                                   50                6,060,685            0.81             121,214         605           86.11
Utah                                                    34                4,841,836            0.65             142,407         624           79.34
Virginia                                               158               35,047,765            4.68             221,821         603           84.54
Vermont                                                  2                  172,428            0.02              86,214         616           75.93
Washington                                              60               11,395,538            1.52             189,926         617           86.57
Wisconsin                                               19                2,651,338            0.35             139,544         602           89.69
West Virginia                                            5                  849,617            0.11             169,923         642           83.67
Total:                                               4,051            $ 749,029,398          100.00%        $  184,900          616          83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                      Mortgage Loan Purpose of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Loan Purpose                                     Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
Purchase                                              2,018          $    323,965,634            43.25%        $  160,538        620           86.86%
Rate/Term Refinance                                     203                17,137,874             2.29             84,423        633           86.43
Equity Refinance                                      1,830               407,925,890            54.46            222,910        612           81.57
Total:                                                4,051          $    749,029,398           100.00%        $  184,900        616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                Mortgage Loan Documentation Types of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Documentation                                    Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
Full Documentation                                    2,724       $    500,803,569            66.86%        $  183,849          609           83.88%
Reduced Documentation                                 1,327            248,225,829            33.14            187,058          629           84.14
Total:                                                4,051       $    749,029,398           100.00%        $  184,900          616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                         Occupancy Type of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Occupancy Type                                   Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                     3,732       $    694,505,524            92.72%        $  186,095          615           83.91%
Second/Vacation                                         106             19,429,355             2.59            183,296          641           87.62
Non-Owner Occupied                                      213             35,094,520             4.69            164,763          623           83.07
Total:                                                4,051       $    749,029,398           100.00%        $  184,900          616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                    Mortgaged Property Types of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Property Type                                    Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
Single-family detached                                2,696       $    474,869,392            63.40%         $  176,138         613           83.47%
Townhouse                                                72             11,110,168             1.48             154,308         618           83.66
Condo-Low-Rise(Less than 5 stories)                     337             46,959,133             6.27             139,345         621           86.47
Condo Mid-Rise (5 to 8 stories)                           1                113,005             0.02             113,005         557           75.00
Condo High-Rise (9 stories or more)                      11              3,269,653             0.44             297,241         651           83.68
Planned Unit Developments (detached)                    518            115,649,496            15.44             223,262         612           85.34
Planned Unit Developments (attached)                    118             18,942,424             2.53             160,529         613           85.89
Two-to-four family units                                298             78,116,126            10.43             262,135         634           83.03
Total:                                                4,051       $    749,029,398           100.00%         $  184,900         616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                          Credit Grades of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Aggregate Credit Grade                           Number Of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
A4                                                    1,916       $    376,844,845           50.31%         $  196,683         625           84.28%
A5                                                    1,524            244,440,339           32.63             160,394         614           85.09
AX                                                      289             62,760,593            8.38             217,165         592           82.92
AM                                                      169             36,098,731            4.82             213,602         594           81.46
B                                                        68             12,967,088            1.73             190,692         582           77.14
C                                                        85             15,917,803            2.13             187,268         578           74.70
Total:                                                4,051       $    749,029,398          100.00%         $  184,900         616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                    Prepayment Penalty Terms of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Prepayment Penalty Term                          Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
None                                                  1,550          $    250,539,659            33.45%         $  161,638        615           85.40%
12 Months                                               336                97,568,283            13.03             290,382        630           82.20
24 Months                                             1,550               296,388,850            39.57             191,219        610           84.54
36 Months                                               614               104,141,658            13.90             169,612        621           80.52
60 Months                                                 1                   390,948             0.05             390,948        614           90.00
Total:                                                4,051          $    749,029,398           100.00%         $  184,900        616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
"Other" means not 12 months, 24 months, 36
months, 60 months, and not more than 60 months.

                                                       Interest Only Terms of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Interest Only Term                               Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
None                                                  3,893        $    697,284,423           93.09%         $  179,112          614           84.12%
36 Months                                                 1                 180,000            0.02             180,000          687           90.00
60 Months                                               153              50,061,675            6.68             327,200          640           81.80
84 Months                                                 4               1,503,300            0.20             375,825          633           83.21
Total:                                                4,051        $    749,029,398          100.00%         $  184,900          616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                   Note Margins of the Aggregate Loans
                                                                                                   of Principal Balance                       Weighted        Weighted
                                                                                                                        Average Principal  Average Credit     Average
Note Margin (%)                                      Number of Loans       Principal Balance     %                           Balance           Score        Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Fixed Rate Mortgages                                      1,600           $    182,187,167              24.32%           $  113,867            629            83.99%
2.000 - 2.499                                                2                     971,344               0.13               485,672            677            80.00
2.500 - 2.999                                                3                     770,598               0.10               256,866            689            80.00
3.000 - 3.499                                               27                   8,369,779               1.12               309,992            645            79.50
3.500 - 3.999                                               88                  22,625,164               3.02               257,104            636            76.57
4.000 - 4.499                                              158                  44,573,802               5.95               282,113            635            82.00
4.500 - 4.999                                              303                  76,665,759              10.24               253,022            624            80.67
5.000 - 5.499                                              300                  74,886,375              10.00               249,621            614            82.52
5.500 - 5.999                                              460                 106,100,083              14.17               230,652            604            84.61
6.000 - 6.499                                              422                  95,277,407              12.72               225,776            609            85.41
6.500 - 6.999                                              455                  92,098,703              12.30               202,415            599            85.86
7.000 - 7.499                                              160                  29,767,941               3.97               186,050            591            89.50
7.500 - 7.999                                               64                  12,915,105               1.72               201,799            592            91.66
8.000 - 8.499                                                8                   1,628,401               0.22               203,550            600            92.15
8.500 - 8.999                                                1                     191,769               0.03               191,769            515            80.00
Total:                                                   4,051            $    749,029,398             100.00%           $  184,900            616            83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.6816% per annum.

                                                              Maximum Mortgage Rates of the Aggregate Loans
                                                                                                   of Principal Balance                       Weighted        Weighted
                                                                                                                        Average Principal  Average Credit     Average
Maximum Mortgage Rate (%)                            Number of Loans       Principal Balance     %                           Balance           Score        Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Fixed Rate Mortgages                                      1,600        $    182,187,167               24.32%           $  113,867             629            83.99%
11.000 - 11.999                                               4               1,382,304                0.18               345,576             674            80.00
12.000 - 12.999                                             146              38,306,325                5.11               262,372             640            77.75
13.000 - 13.999                                             561             145,656,642               19.45               259,638             628            81.01
14.000 - 14.999                                             803             188,198,060               25.13               234,369             607            83.83
15.000 - 15.999                                             675             141,240,604               18.86               209,245             597            86.24
16.000 - 16.999                                             224              44,973,113                6.00               200,773             593            91.04
17.000 - 17.999                                              37               7,024,199                0.94               189,843             603            91.92
18.000 - 18.999                                               1                  60,985                0.01                60,985             622            100.00
Total:                                                    4,051        $    749,029,398              100.00%           $  184,900             616            83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.5550% per annum.

                                                     Minimum Mortgage Rates of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Minimum Mortgage Rates (%)                       Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
Fixed Rate Mortgages                                  1,600         $    182,187,167            24.32%         $  113,867          629           83.99%
5.000 - 5.999                                             4                1,382,304             0.18             345,576          674           80.00
6.000 - 6.999                                           147               38,560,675             5.15             262,318          640           77.76
7.000 - 7.999                                           585              153,738,273            20.52             262,800          628           80.98
8.000 - 8.999                                           792              184,268,713            24.60             232,663          606           84.00
9.000 - 9.999                                           664              137,600,206            18.37             207,229          596           86.25
10.000 - 10.999                                         221               44,206,876             5.90             200,031          594           91.29
11.000 - 11.999                                          37                7,024,199             0.94             189,843          603           91.92
12.000 - 12.999                                           1                   60,985             0.01              60,985          622          100.00
Total:                                                4,051         $    749,029,398           100.00%         $  184,900          616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately
8.5307% per annum

                                               Next Interest Rate Adjustment Date of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Next Interest Adjustment Date                    Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
Fixed Rate Mortgages                                  1,600          $    182,187,167        24.32%        $  113,867          629           83.99%
September-2007                                          1                     163,360         0.02             163,360         745           80.00
October-2007                                            1                     144,184         0.02             144,184         685           80.00
February-2008                                           1                     248,000         0.03             248,000         691           80.00
April-2008                                              2                     354,265         0.05             177,132         658           80.00
May-2008                                                2                     223,847         0.03             111,924         675           80.00
June-2008                                               6                   1,977,088         0.26             329,515         626           85.17
July-2008                                              68                  15,191,467         2.03             223,404         622           82.69
August-2008                                            112                 24,946,538         3.33             222,737         608           83.79
September-2008                                         335                 74,012,871         9.88             220,934         613           84.87
October-2008                                           844                191,599,149        25.58             227,013         609           85.07
November-2008                                          442                107,014,116        14.29             242,113         611           83.03
December-2008                                          194                 47,561,859         6.35             245,164         612           80.23
July-2009                                               3                     504,789         0.07             168,263         586           84.58
August-2009                                            25                   5,169,500         0.69             206,780         591           83.80
September-2009                                         120                 27,012,152         3.61             225,101         617           85.83
October-2009                                           207                 49,943,651         6.67             241,274         610           84.80
November-2009                                          40                   9,109,653         1.22             227,741         613           84.49
December-2009                                          26                   5,715,264         0.76             219,818         604           76.20
August-2011                                             1                     364,212         0.05             364,212         581           85.00
September-2011                                          4                   1,256,648         0.17             314,162         637           77.61
October-2011                                            4                     944,162         0.13             236,040         625           81.24
November-2011                                           5                   1,135,453         0.15             227,091         639           82.31
December-2011                                           5                   1,362,293         0.18             272,459         638           81.18
November-2013                                           3                     887,712         0.12             295,904         646           69.37
Total:                                                4,051          $    749,029,398       100.00%         $  184,900         616           83.97%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 22

                                                      Debt to Income Ratio of the Aggregate Loans
                                                                                                               Average        Weighted      Weighted
                                                                                          % of Principal      Principal       Average        Average
Debt to Income Ratio                             Number of Loans   Principal Balance         Balance           Balance      Credit Score  Original LTV
---------------------------------------------------------------------------------------------------------------------------------------------------------
20.00 or Less                                          238         $      56,632,401            7.56%         $  237,951         613           82.09%
20.01 - 25.00                                          179                33,423,909            4.46             186,726         619           79.44
25.01 - 30.00                                          286                46,529,616            6.21             162,691         613           82.83
30.01 - 35.00                                          386                64,258,435            8.58             166,473         614           83.40
35.01 - 40.00                                          530                94,044,687           12.56             177,443         613           83.21
40.01 - 45.00                                          755               139,893,499           18.68             185,289         617           84.59
45.01 - 50.00                                          935               168,561,162           22.50             180,279         622           85.05
50.01 - 55.00                                          741               145,543,865           19.43             196,415         610           85.00
60.01 or Greater                                        1                    141,824            0.02             141,824         704           79.00
Total:                                                4,051         $    749,029,398          100.00%         $  184,900         616           83.97%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 40.67%.

Group 1 Collateral Summary

Summary                                                                           Total                                          Minimum              Maximum
Group 1 Current Principal Balance                                                                               $395,719,311.01            $8,945.31         $1,000,000.00
Number of Mortgage Loans                                                                                                  2,084

Average Current Principal Balance                                                                                   $189,884.51
Weighted Average Original Loan-to-Value                                                                                84.0994%               17.00%               100.00%
Weighted Average Mortgage Rate                                                                                          8.6445%                5.10%                14.60%
Weighted Average Net Mortgage Rate                                                                                      8.1060%                4.55%                14.05%
Weighted Average Note Margin                                                                                            5.6525%                2.10%                 8.55%
Weighted Average Maximum Mortgage Rate                                                                                 14.5453%               11.10%                17.90%
Weighted Average Minimum Mortgage Rate                                                                                  8.5124%                5.10%                11.90%
Weighted Average Term to Next Rate Adjustment Date (months)                                                                  22                    8                    81
Weighted Average Remaining Term to Stated Maturity (months)                                                                 340                  116                   358
Weighted Average Credit Score                                                                                               616                  404                   804

Weighted Average reflected in Total
                                                                                                                                 Percent of Cut-off Date
                                                                                                      Range                      Principal Balance
Product Type                                                                      Hybrid ARM                                                  73.58%
                                                                                  Fixed                                                       26.42%

Lien                                                                              First                                                       90.97%
                                                                                  Second                                                       9.03%

Property Type                                                                     Single Family (detached)                                    62.93%
                                                                                  Townhouse/rowhouse                                           2.32%
                                                                                  Condo under 5 stories                                        5.89%
                                                                                  Condo High-Rise (9 stories or more)                          0.49%
                                                                                  Detached PUD                                                18.48%
                                                                                  Attached PUD                                                 2.28%
                                                                                  Two-to-four family units                                     7.62%

Occupancy Status                                                                  Primary Residence                                           91.76%
                                                                                  Second/Vacation                                              3.37%
                                                                                  Non Owner Occupied                                           4.86%

Documentation Type                                                                Full Documentation                                          65.15%
                                                                                  Reduced Documentation                                       34.85%

Loans with Prepayment penalties                                                                                                               74.07%

Interest Only Percentage                                                                                                                       7.78%

                                                                    Lien Position of the Group 1 Loans
                                                                                     % of Principal        Average Principal      Weighted Average      Weighted Average
Lien Position                   Number of Loans          Principal Balance               Balance                Balance             Credit Score          Original LTV
----------------------------- --------------------- ----------------------------- ---------------------- ---------------------- --------------------- ---------------------
First Lien                           1,513           $ 359,974,656                       90.97%           $  237,921                    614                  82.85%
Second Lien                            571              35,744,655                        9.03                62,600                    631                  96.71
Total:                               2,084           $ 395,719,311                      100.00%           $  189,885                    616                  84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                    Product Type of the Group 1 Loans
                                                                                                                                          Weighted
                                                                                               % of Principal     Average Principal    Average Credit    Weighted Average
Product Type                                    Number of Loans       Principal Balance           Balance              Balance             Score           Original LTV
----------------------------------------------- ----------------- -------------------------- ------------------- -------------------- ----------------- -------------------
FRM                                                   320            $   50,874,228                12.86%          $  158,982               634               76.76%
FRM IO                                                 10                 6,117,668                 1.55              611,767               667               66.42
FRM 30/15 Balloon                                     472                31,155,432                 7.87               66,007               631               99.13
FRM 40/30 Balloon                                      68                16,387,095                 4.14              240,987               618               81.84
2YR Hybrid                                            372                69,646,159                17.60              187,221               605               83.03
2YR Hybrid 40/30 Balloon                              584               152,466,664                38.53              261,073               607               84.81
2YR Hybrid 50/30 Balloon                               9                  1,808,643                 0.46              200,960               633               77.82
2YR Hybrid IO                                          59                20,811,465                 5.26              352,737               645               84.13
3YR Hybrid                                             54                11,723,506                 2.96              217,102               613               85.05
3YR Hybrid 40/30 Balloon                              119                29,144,487                 7.36              244,912               603               85.04
3YR Hybrid IO                                          9                  3,199,428                 0.81              355,492               662               84.84
5YR Hybrid                                             1                    114,518                 0.03              114,518               674               77.00
5YR Hybrid 40/30 Balloon                               5                  1,338,072                 0.34              267,614               624               78.07
5YR Hybrid IO                                          1                    648,000                 0.16              648,000               629               80.00
7YR Hybrid                                             1                    283,947                 0.07              283,947               626               80.00
Total:                                               2,084            $ 395,719,311               100.00%          $  189,885               616               84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                              Credit Score Distribution of the Group 1 Loans
                                                                                                                                   Average Principal    Weighted Average
Credit Score Range                                   Number Of Loans           Principal Balance        % of Principal Balance          Balance           Original LTV
------------------------------------------------ ------------------------- -------------------------- --------------------------- -------------------- --------------------
1 - 499                                                     62               $   10,920,460                      2.76%              $  176,136                83.67%
500 - 519                                                   71                   12,075,944                      3.05                  170,084                83.03
520 - 539                                                  120                   19,319,106                      4.88                  160,993                82.76
540 - 559                                                  161                   32,423,541                      8.19                  201,388                82.26
560 - 579                                                  160                   29,273,979                      7.40                  182,962                83.11
580 - 599                                                  235                   39,458,041                      9.97                  167,907                84.04
600 - 619                                                  289                   60,291,747                     15.24                  208,622                87.20
620 - 639                                                  328                   63,975,866                     16.17                  195,048                84.06
640 - 659                                                  231                   43,337,765                     10.95                  187,609                85.96
660 - 679                                                  161                   29,517,774                      7.46                  183,340                82.31
680 - 699                                                  122                   21,281,572                      5.38                  174,439                85.40
700 - 719                                                   65                   16,491,186                      4.17                  253,711                82.30
720 - 739                                                   33                    6,628,700                      1.68                  200,870                86.27
740 - 759                                                   21                    3,257,282                      0.82                  155,109                82.08
760 or Greater                                              25                    7,466,349                      1.89                  298,654                72.84
Total:                                                    2,084               $ 395,719,311                    100.00%              $  189,885                84.10%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 616.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                      Original Mortgage Loan Principal Balances of the Group 1 Loans
                                                                                                                        Average           Weighted
                                                                                                                       Principal       Average Credit    Weighted Average
Original Mortgage Loan Balance ($)             Number Of Loans       Principal Balance     % of Principal Balance       Balance            Score           Original LTV
------------------------------------------- ---------------------- ----------------------- ------------------------ ----------------- ----------------- -------------------
100,000 or less                                      697             $   41,081,906                 10.38%           $    58,941            611               88.59%
100,001 to 200,000                                   777                112,582,621                 28.45                144,894            610               83.62
200,001 to 300,000                                   253                 61,544,714                 15.55                243,260            607               83.82
300,001 to 400,000                                   106                 36,931,195                  9.33                348,407            619               85.03
400,001 to 500,000                                   100                 44,939,695                 11.36                449,397            615               83.80
500,001 to 600,000                                   72                  39,229,926                  9.91                544,860            624               83.53
600,001 to 700,000                                   34                  22,044,473                  5.57                648,367            637               84.67
700,001 to 800,000                                   24                  18,054,115                  4.56                752,255            621               80.88
800,001 to 900,000                                   10                   8,591,528                  2.17                859,153            664               80.45
900,001 to 1,000,000                                 11                  10,719,138                  2.71                974,467            619               80.86
Total:                                              2,084             $ 395,719,311                100.00%            $  189,885            616               84.10%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $189,885
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                 Net Mortgage Rates of the Group 1 Loans
                                                                                                                        Average           Weighted
                                                                                                                       Principal       Average Credit    Weighted Average
Net Mortgage Rates (%)                         Number of Loans       Principal Balance     % of Principal Balance       Balance            Score           Original LTV
------------------------------------------- ---------------------- ----------------------- ------------------------ ----------------- ----------------- -------------------
4.500 - 4.999                                        10             $     7,143,730                 1.81%             $  714,373            704               69.52%
5.000 - 5.499                                        11                   6,396,254                 1.62                 581,478            712               65.34
5.500 - 5.999                                        30                  10,058,090                 2.54                 335,270            641               72.31
6.000 - 6.499                                        99                  27,042,998                 6.83                 273,162            635               77.86
6.500 - 6.999                                        162                 45,826,420                11.58                 282,879            630               81.13
7.000 - 7.499                                        218                 57,296,879                14.48                 262,830            620               80.26
7.500 - 7.999                                        185                 43,658,123                11.03                 235,990            610               82.91
8.000 - 8.499                                        265                 57,586,087                14.55                 217,306            602               85.93
8.500 - 8.999                                        226                 43,988,411                11.12                 194,639            596               86.16
9.000 - 9.499                                        185                 33,112,088                 8.37                 178,984            590               86.73
9.500 - 9.999                                        107                 16,068,430                 4.06                 150,172            602               90.51
10.000 - 10.499                                      85                  10,209,043                 2.58                 120,106            609               91.92
10.500 - 10.999                                      114                 12,709,733                 3.21                 111,489            622               95.21
11.000 - 11.499                                      123                  9,726,724                 2.46                  79,079            637               95.13
11.500 - 11.999                                      98                   5,843,234                 1.48                  59,625            616               98.01
12.000 - 12.499                                      103                  5,741,962                 1.45                  55,747            609               97.16
12.500 - 12.999                                      49                   2,544,130                 0.64                  51,921            597               98.96
13.000 - 13.499                                      13                     726,996                 0.18                  55,923            587               98.63
14.000 - 14.499                                       1                      39,980                 0.01                  39,980            536               83.00
Total:                                              2,084             $ 395,719,311               100.00%             $  189,885            616               84.10%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 8.1060% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                             Mortgage Rates of the Loans of the Group 1 Loans
                                                                                          % of Principal      Average Principal     Weighted Average    Weighted Average
Mortgage Rate (%)                       Number of Loans         Principal Balance             Balance              Balance            Credit Score        Original LTV
-------------------------------------- ------------------- ---------------------------- -------------------- --------------------- ------------------- --------------------
5.000 - 5.499                                  10           $     7,143,730                    1.81%           $  714,373                 704                69.52%
5.500 - 5.999                                  10                 6,228,928                    1.57               622,893                 714                 65.30
6.000 - 6.499                                  28                 9,723,392                    2.46               347,264                 642                 71.96
6.500 - 6.999                                  93                25,649,215                    6.48               275,798                 635                 77.62
7.000 - 7.499                                 162                45,846,854                   11.59               283,005                 630                 81.44
7.500 - 7.999                                 214                55,052,578                   13.91               257,255                 622                 79.76
8.000 - 8.499                                 179                44,057,913                   11.13               246,134                 610                 82.93
8.500 - 8.999                                 265                57,441,086                   14.52               216,759                 601                 85.69
9.000 - 9.499                                 229                43,799,523                   11.07               191,264                 599                 85.97
9.500 - 9.999                                 196                35,138,309                    8.88               179,277                 590                 87.12
10.000 - 10.499                               102                16,880,354                    4.27               165,494                 596                 89.42
10.500 - 10.999                                88                10,668,013                    2.70               121,227                 613                 92.84
11.000 - 11.499                               109                10,711,247                    2.71                98,268                 623                 94.39
11.500 - 11.999                               133                12,384,828                    3.13                93,119                 630                 95.34
12.000 - 12.499                                94                 5,650,188                    1.43                60,108                 617                 97.94
12.500 - 12.999                               102                 5,546,485                    1.40                54,377                 612                 97.52
13.000 - 13.499                                55                 2,999,844                    0.76                54,543                 596                 98.28
13.500 - 13.999                                13                   713,214                    0.18                54,863                 585                 99.27
14.000 - 14.499                                1                     43,629                    0.01                43,629                 590                 89.00
14.500 - 14.999                                1                     39,980                    0.01                39,980                 536                 83.00
Total:                                       2,084            $ 395,719,311                  100.00%           $  189,885                 616                84.10%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.6445% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                               Original Loan-to-Value of the Group 1 Loans
                                                                                                                                  Average Principal     Weighted Average
Original LTV Ratio (%)                          Number of Loans            Principal Balance          % of Principal Balance           Balance            Credit Score
------------------------------------------ --------------------------- --------------------------- ----------------------------- --------------------- --------------------
0.01 - 50.00                                           42                $     5,716,170                        1.44%               $  136,099                  647
50.01 - 55.00                                          18                      3,699,819                        0.93                   205,546                  652
55.01 - 60.00                                          31                      5,375,342                        1.36                   173,398                  607
60.01 - 65.00                                          51                     11,079,663                        2.80                   217,248                  612
65.01 - 70.00                                          68                     14,510,932                        3.67                   213,396                  612
70.01 - 75.00                                          82                     17,961,417                        4.54                   219,042                  593
75.01 - 80.00                                         672                    158,947,395                       40.17                   236,529                  623
80.01 - 85.00                                         128                     29,524,155                        7.46                   230,657                  599
85.01 - 90.00                                         227                     45,146,812                       11.41                   198,885                  595
90.01 - 95.00                                          99                     24,257,493                        6.13                   245,025                  612
95.01 - 100.00                                        666                     79,500,114                       20.09                   119,370                  625
Total:                                               2,084                 $ 395,719,311                      100.00%               $  189,885                  616

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 84.10%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                 Geographical Distributions of Mortgaged Properties of the Group 1 Loans
                                                                                                                                          Weighted
                                                                                                                        Average        Average Credit    Weighted Average
State                                          Number of Loans       Principal Balance     % of Principal Balance  Principal Balance       Score           Original LTV
------------------------------------------- ---------------------- ----------------------- ----------------------- ------------------ ----------------- -------------------
Alabama                                              35                    $ 3,975,537              1.00%            $  113,587             596               85.57%
Arkansas                                              8                        731,322              0.18                 91,415             620               85.47
Arizona                                              120                    20,929,929              5.29                174,416             623               84.35
California                                           125                    38,436,509              9.71                307,492             642               82.54
Colorado                                             12                      1,446,185              0.37                120,515             585               83.92
Connecticut                                          65                     11,277,671              2.85                173,503             611               80.38
District of Columbia                                  6                      2,158,933              0.55                359,822             632               83.93
Delaware                                             17                      2,336,377              0.59                137,434             643               86.99
Florida                                              415                    75,842,755             19.17                182,754             605               84.29
Georgia                                              87                     14,784,578              3.74                169,938             600               87.51
Idaho                                                18                      3,512,221              0.89                195,123             619               83.20
Illinois                                             63                     11,485,319              2.90                182,307             606               86.70
Indiana                                               5                        862,962              0.22                172,592             607               80.68
Kansas                                                1                         34,967              0.01                 34,967             611               70.00
Kentucky                                             24                      2,985,718              0.75                124,405             585               87.11
Louisiana                                            46                      5,436,006              1.37                118,174             594               86.42
Massachusetts                                        54                     11,135,106              2.81                206,206             628               82.31
Maryland                                             146                    33,701,245              8.52                230,830             615               83.68
Maine                                                29                      3,555,495              0.90                122,603             624               78.12
Michigan                                             43                      5,747,221              1.45                133,656             608               87.38
Minnesota                                            21                      3,381,640              0.85                161,030             597               85.04
Missouri                                             10                        908,981              0.23                 90,898             603               86.05
Mississippi                                           5                        505,899              0.13                101,180             581               81.09
North Carolina                                       23                      4,290,212              1.08                186,531             622               83.69
New Hampshire                                        20                      2,921,725              0.74                146,086             625               78.57
New Jersey                                           53                     16,081,291              4.06                303,421             621               86.60
New Mexico                                            6                        556,594              0.14                 92,766             613               86.59
Nevada                                               18                      4,105,788              1.04                228,099             598               85.15
New York                                             154                    45,385,440             11.47                294,711             640               84.71
Ohio                                                 14                        842,522              0.21                 60,180             579               85.96
Oklahoma                                             19                      1,489,733              0.38                 78,407             592               88.63
Oregon                                               14                      2,127,557              0.54                151,968             664               81.70
Pennsylvania                                         152                    18,575,694              4.69                122,209             605               81.77
Rhode Island                                          8                      1,236,770              0.31                154,596             591               76.72
South Carolina                                       18                      2,558,835              0.65                142,158             605               73.17
South Dakota                                          1                        107,941              0.03                107,941             532               80.00
Tennessee                                            61                      6,771,196              1.71                111,003             606               84.78
Texas                                                31                      4,290,611              1.08                138,407             606               85.26
Utah                                                 14                      2,175,298              0.55                155,378             587               76.49
Virginia                                             86                     20,618,339              5.21                239,748             599               85.24
Washington                                           26                      4,800,955              1.21                184,652             595               87.12
Wisconsin                                             7                        997,561              0.25                142,509             585               85.11
West Virginia                                         4                        612,672              0.15                153,168             603               79.29
Total:                                              2,084                $ 395,719,311            100.00%            $  189,885             616               84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                Mortgage Loan Purpose of the Group 1 Loans
                                                                                              % of Principal     Average Principal   Weighted Average    Weighted Average
Loan Purpose                                   Number of Loans       Principal Balance           Balance              Balance          Credit Score        Original LTV
--------------------------------------------- ------------------ -------------------------- ------------------- -------------------- ------------------ -------------------
Purchase                                            1,105           $ 194,633,642                  49.18%           $  176,139               620               86.62%
Rate/Term Refinance                                  201               16,615,332                   4.20                82,663               635               87.46
Equity Refinance                                     778              184,470,337                  46.62               237,108               610               81.14
Total:                                              2,084           $ 395,719,311                 100.00%           $  189,885               616               84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                          Mortgage Loan Documentation Types of the Group 1 Loans
                                                                                              % of Principal     Average Principal   Weighted Average    Weighted Average
Documentation                                  Number of Loans       Principal Balance           Balance              Balance          Credit Score        Original LTV
--------------------------------------------- ------------------ -------------------------- ------------------- -------------------- ------------------ -------------------
Full Documentation                                  1,379           $ 257,822,309                   65.15%          $  186,963                 610               84.02%
Reduced Documentation                                 705             137,897,002                   34.85              195,599                 627               84.25
Total:                                              2,084           $ 395,719,311                  100.00%          $  189,885                 616               84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                   Occupancy Type of the Group 1 Loans
                                                                                              % of Principal     Average Principal   Weighted Average    Weighted Average
Occupancy Type                                 Number of Loans       Principal Balance           Balance              Balance          Credit Score        Original LTV
--------------------------------------------- ------------------ -------------------------- ------------------- -------------------- ------------------ -------------------
Primary Residence                                   1,890           $ 363,130,430                 91.76%          $  192,133               615               83.98%
Second/Vacation                                      67                13,342,019                  3.37              199,135               636               89.37
Non-Owner Occupied                                   127               19,246,861                  4.86              151,550               616               82.66
Total:                                              2,084           $ 395,719,311                100.00%          $  189,885               616               84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                              Mortgaged Property Types of the Group 1 Loans
                                                                                                                            Average          Weighted         Weighted
                                                                 Number of                             % of Principal      Principal      Average Credit       Average
Property Type                                                      Loans         Principal Balance         Balance          Balance            Score        Original LTV
-------------------------------------------------------------- --------------- ----------------------- ---------------- ----------------- ---------------- ----------------
Single-family detached                                             1,372           $ 249,029,581            62.93%         $  181,508            614             83.28%
Townhouse                                                            57                9,168,960             2.32             160,859            615             83.52
Condo-Low-Rise(Less than 5 stories)                                 165               23,312,363             5.89             141,287            617             87.21
Condo High-Rise (9 stories or more)                                  6                 1,922,930             0.49             320,488            650             83.83
Planned Unit Developments (detached)                                305               73,118,432            18.48             239,733            611             85.13
Planned Unit Developments (attached)                                 56                9,003,023             2.28             160,768            611             87.29
Two-to-four family units                                            123               30,164,023             7.62             245,236            639             85.20
Total:                                                             2,084           $ 395,719,311           100.00%         $  189,885            616             84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                    Credit Grades of the Group 1 Loans
                                                                                                                            Average         Weighted          Weighted
                                                                                                     % of Principal        Principal     Average Credit       Average
Group 1 Credit Grade                                    Number Of Loans      Principal Balance          Balance             Balance           Score         Original LTV
----------------------------------------------------- --------------------- --------------------- --------------------- ---------------- ---------------- -----------------
A4                                                            993             $ 195,525,619              49.41%           $  196,904           629             84.03%
A5                                                            775               132,697,304              33.53               171,222           613             85.78
AM                                                             97                21,235,766               5.37               218,925           588             81.63
AX                                                            142                31,750,248               8.02               223,593           584             83.18
B                                                              31                 6,200,968               1.57               200,031           571             76.43
C                                                              46                 8,309,405               2.10               180,639           578             74.41
Total:                                                       2,084            $ 395,719,311             100.00%           $  189,885           616             84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                              Prepayment Penalty Terms of the Group 1 Loans
                                                                                                                            Average         Weighted          Weighted
                                                                                                     % of Principal        Principal     Average Credit       Average
Prepayment Penalty Term                                 Number of Loans      Principal Balance          Balance             Balance           Score         Original LTV
----------------------------------------------------- --------------------- --------------------- --------------------- ---------------- ---------------- -----------------
None                                                          655              $ 102,612,625             25.93%           $  156,660           619             87.08%
12 Months                                                     203                 62,563,474             15.81               308,194           628             82.82
24 Months                                                     884                168,962,575             42.70               191,134           607             84.50
36 Months                                                     341                 61,189,689             15.46               179,442           623             79.26
60 Months                                                      1                     390,948              0.10               390,948           614             90.00
Total:                                                       2,084             $ 395,719,311            100.00%           $  189,885           616             84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
"Other" means not 12 months, 24 months, 36 months, 60 months, and not more than 60 months.

                                                                 Interest Only Terms of the Group 1 Loans
                                                                                          % of Principal      Average Principal     Weighted Average    Weighted Average
Interest Only Term                      Number of Loans        Principal Balance             Balance               Balance            Credit Score        Original LTV
-------------------------------------- ------------------- --------------------------- --------------------- --------------------- ------------------- --------------------
None                                         2,005            $ 364,942,750                     92.22%           $  182,016                 613                 84.39%
60 Months                                      78                30,128,561                      7.61               386,264                 651                 80.61
84 Months                                      1                    648,000                      0.16               648,000                 629                 80.00
Total:                                       2,084            $ 395,719,311                    100.00%           $  189,885                 616                 84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                    Note Margins of the Group 1 Loans
                                                                                            % of Principal      Average Principal   Weighted Average    Weighted Average
Note Margin (%)                            Number of Loans        Principal Balance             Balance              Balance          Credit Score        Original LTV
----------------------------------------- ------------------- --------------------------- -------------------- -------------------- ------------------ --------------------
Fixed Rate Mortgages                             870               $ 104,534,423                26.42%           $  120,155                633               83.62%
2.000 - 2.499                                     2                      971,344                 0.25               485,672                677                80.00
2.500 - 2.999                                     1                      359,638                 0.09               359,638                716                80.00
3.000 - 3.499                                     13                   4,086,046                 1.03               314,311                648                79.17
3.500 - 3.999                                     49                  13,760,396                 3.48               280,824                635                78.54
4.000 - 4.499                                     87                  25,918,764                 6.55               297,917                635                82.67
4.500 - 4.999                                    139                  37,505,486                 9.48               269,824                623                80.36
5.000 - 5.499                                    139                  37,253,833                 9.41               268,013                610                82.49
5.500 - 5.999                                    222                  53,867,715                13.61               242,647                603                85.42
6.000 - 6.499                                    215                  48,001,349                12.13               223,262                606                85.70
6.500 - 6.999                                    228                  47,199,983                11.93               207,017                594                86.63
7.000 - 7.499                                     81                  14,784,760                 3.74               182,528                595                89.60
7.500 - 7.999                                     29                   5,655,405                 1.43               195,014                587                89.22
8.000 - 8.499                                     8                    1,628,401                 0.41               203,550                600                92.15
8.500 - 8.999                                     1                      191,769                 0.05               191,769                515                80.00
Total:                                          2,084              $ 395,719,311               100.00%           $  189,885                616               84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.6525% per annum.

                                                               Maximum Mortgage Rates of the Group 1 Loans
                                                                                                                                           Weighted
                                                                                                  % of Principal         Average        Average Credit   Weighted Average
Maximum Mortgage Rate (%)                            Number of Loans      Principal Balance           Balance       Principal Balance       Score          Original LTV
---------------------------------------------------- ----------------- ------------------------- ------------------ ------------------ ----------------- ------------------
Fixed Rate Mortgages                                       870            $ 104,534,423                 26.42%          $  120,155             633               83.62%
11.000 - 11.999                                             2                   971,344                  0.25              485,672             677               80.00
12.000 - 12.999                                             76               21,238,898                  5.37              279,459             641               78.98
13.000 - 13.999                                            268               74,921,209                 18.93              279,557             626               81.05
14.000 - 14.999                                            383               95,003,162                 24.01              248,050             606               84.31
15.000 - 15.999                                            349               71,487,209                 18.07              204,834             594               86.67
16.000 - 16.999                                             99               20,538,868                  5.19              207,463             592               90.57
17.000 - 17.999                                             37                7,024,199                  1.78              189,843             603               91.92
Total:                                                    2,084           $ 395,719,311                100.00%          $  189,885             616               84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.5453% per annum.

                                                               Minimum Mortgage Rates of the Group 1 Loans
                                                                                                                            Average         Weighted          Weighted
                                                                                                     % of Principal        Principal     Average Credit       Average
Minimum Mortgage Rates (%)                              Number of Loans      Principal Balance          Balance             Balance           Score         Original LTV
----------------------------------------------------- --------------------- --------------------- --------------------- ---------------- ---------------- -----------------
Fixed Rate Mortgages                                          870               $ 104,534,423               26.42%           $  120,155           633             83.62%
5.000 - 5.999                                                  2                      971,344                0.25               485,672           677             80.00
6.000 - 6.999                                                  76                  21,238,898                5.37               279,459           641             78.98
7.000 - 7.999                                                 288                  81,720,248               20.65               283,751           627             80.97
8.000 - 8.999                                                 370                  90,421,950               22.85               244,384           603             84.57
9.000 - 9.999                                                 344                  69,833,233               17.65               203,004           594             86.74
10.000 - 10.999                                                97                  19,975,015                5.05               205,928           593             90.93
11.000 - 11.999                                                37                   7,024,199                1.78               189,843           603             91.92
Total:                                                       2,084              $ 395,719,311              100.00%           $  189,885           616             84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 8.5124% per annum.

                                                         Next Interest Rate Adjustment Date of the Group 1 Loans
                                                                                                                            Average         Weighted          Weighted
                                                                                                     % of Principal        Principal     Average Credit       Average
Next Interest Adjustment Date                           Number of Loans      Principal Balance          Balance             Balance           Score         Original LTV
----------------------------------------------------- --------------------- --------------------- --------------------- ---------------- --------------- -----------------
Fixed Rate Mortgages                                          870                $ 104,534,423            26.42%           $  120,155           633             83.62%
October-2007                                                   1                       144,184             0.04               144,184           685             80.00
February-2008                                                  1                       248,000             0.06               248,000           691             80.00
April-2008                                                     2                       354,265             0.09               177,132           658             80.00
May-2008                                                       1                       135,514             0.03               135,514           699             80.00
June-2008                                                      3                     1,485,157             0.38               495,052           611             86.88
July-2008                                                      29                    7,135,760             1.80               246,061           630             83.91
August-2008                                                    43                   10,562,867             2.67               245,648           594             81.91
September-2008                                                149                   35,434,661             8.95               237,817           613             85.28
October-2008                                                  443                  100,187,281            25.32               226,156           607             85.55
November-2008                                                 242                   60,096,733            15.19               248,334           608             83.15
December-2008                                                 110                   28,948,510             7.32               263,168           616             81.20
July-2009                                                      1                       214,941             0.05               214,941           604             80.00
August-2009                                                    10                    2,575,511             0.65               257,551           576             85.66
September-2009                                                 36                    7,955,237             2.01               220,979           606             87.81
October-2009                                                  104                   27,021,750             6.83               259,825           611             84.71
November-2009                                                  17                    3,639,170             0.92               214,069           627             87.28
December-2009                                                  14                    2,660,811             0.67               190,058           631             76.72
September-2011                                                 1                       516,609             0.13               516,609           667             75.00
October-2011                                                   3                       641,808             0.16               213,936           608             79.46
December-2011                                                  3                       942,174             0.24               314,058           621             80.00
November-2013                                                  1                       283,947             0.07               283,947           626             80.00
Total:                                                       2,084               $ 395,719,311           100.00%           $  189,885           616             84.10%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 22.

                                                                Debt to Income Ratio of the Group 1 Loans
                                                                                                                            Average         Weighted          Weighted
                                                                                                     % of Principal        Principal     Average Credit       Average
Debt to Income Ratio                                    Number of Loans      Principal Balance          Balance             Balance           Score         Original LTV
----------------------------------------------------- --------------------- --------------------- --------------------- ---------------- ---------------- -----------------
20.00 or Less                                                 156             $   41,345,290               10.45%           $  265,034           618             82.00%
20.01 - 25.00                                                  97                 19,376,503                4.90               199,758           622             77.70
25.01 - 30.00                                                 163                 27,881,413                7.05               171,052           618             82.56
30.01 - 35.00                                                 184                 31,558,393                7.97               171,513           614             84.27
35.01 - 40.00                                                 272                 47,197,731               11.93               173,521           612             82.86
40.01 - 45.00                                                 388                 74,895,160               18.93               193,029           614             85.46
45.01 - 50.00                                                 456                 85,078,817               21.50               186,576           622             84.96
50.01 - 55.00                                                 367                 68,244,181               17.25               185,951           609             86.05
60.01 or Greater                                               1                     141,824                0.04               141,824           704             79.00
Total:                                                       2,084             $ 395,719,311              100.00%           $  189,885           616             84.10%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 39.36%.

Group 2 Collateral Summary

Summary                                                                             Total                                          Minimum              Maximum
Group 2 Current Principal Balance                                                                                 $353,310,087.22           $14,931.98         $638,257.46
Number of Mortgage Loans                                                                                                    1,967

Average Current Principal Balance                                                                                     $179,618.75
Weighted Average Original Loan-to-Value                                                                                  83.8204%               13.00%             100.00%
Weighted Average Mortgage Rate                                                                                            8.6634%                5.65%              12.99%
Weighted Average Net Mortgage Rate                                                                                        8.1233%                5.10%              12.44%
Weighted Average Note Margin                                                                                              5.7124%                2.70%               7.98%
Weighted Average Maximum Mortgage Rate                                                                                   14.5653%               11.70%              18.15%
Weighted Average Minimum Mortgage Rate                                                                                    8.5501%                5.70%              12.15%
Weighted Average Term to Next Rate Adjustment Date (months)                                                                    23                    7                  81
Weighted Average Remaining Term to Stated Maturity (months)                                                                   345                  171                 358
Weighted Average Credit Score                                                                                                 615                  407                 803

Weighted Average reflected in Total
                                                                                                                                   Percent of Cut-off Date
                                                                                                        Range                      Principal Balance
Product Type                                                                        Hybrid ARM                                                  78.02%
                                                                                    Fixed                                                       21.98%

Lien                                                                                First                                                       93.98%
                                                                                    Second                                                       6.02%

Property Type                                                                       Single Family (detached)                                    63.92%
                                                                                    Townhouse/rowhouse                                           0.55%
                                                                                    Condo under 5 stories                                        6.69%
                                                                                    Condo Mid-Rise (5 to 8 stories)                              0.03%
                                                                                    Condo High-Rise (9 stories or more)                          0.38%
                                                                                    Detached PUD                                                12.04%
                                                                                    Attached PUD                                                 2.81%
                                                                                    Two-to-four family units                                    13.57%

Occupancy Status                                                                    Primary Residence                                           93.79%
                                                                                    Second/Vacation                                              1.72%
                                                                                    Non Owner Occupied                                           4.49%

Documentation Type                                                                  Full Documentation                                          68.77%
                                                                                    Reduced Documentation                                       31.23%

Loans with Prepayment penalties                                                                                                                 58.13%

Interest Only Percentage                                                                                                                         5.93%

                                                                    Lien Position of the Group 2 Loans
                                                                                               % of Principal    Average Principal   Weighted Average    Weighted Average
Lien Position                                    Number of Loans       Principal Balance          Balance             Balance          Credit Score        Original LTV
----------------------------------------------- ------------------ -------------------------- ----------------- -------------------- ------------------ -------------------
First Lien                                            1,525           $ 332,035,130                  93.98%        $  217,728                 614               82.81%
Second Lien                                            442               21,274,957                   6.02             48,133                 630               99.52
Total:                                                1,967           $ 353,310,087                 100.00%        $  179,619                 615               83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                    Product Type of the Group 2 Loans
                                                                                               % of Principal    Average Principal   Weighted Average    Weighted Average
Product Type                                     Number of Loans       Principal Balance          Balance             Balance          Credit Score        Original LTV
----------------------------------------------- ------------------ -------------------------- ----------------- -------------------- ------------------ -------------------
FRM                                                    240            $   40,342,630               11.42%         $  168,094                622               78.47%
FRM IO                                                 10                  2,184,656                0.62             218,466                668               78.85
FRM 30/15 Balloon                                      416                20,289,937                5.74              48,774                629               99.51
FRM 40/30 Balloon                                      64                 14,835,521                4.20             231,805                621               81.14
2YR Hybrid                                             366                69,348,269               19.63             189,476                609               83.20
2YR Hybrid 40/30 Balloon                               555               132,662,553               37.55             239,032                613               83.71
2YR Hybrid 50/30 Balloon                                9                  1,939,237                0.55             215,471                644               82.29
2YR Hybrid IO                                          54                 14,753,752                4.18             273,218                619               84.65
3YR Hybrid                                             79                 15,939,489                4.51             201,766                596               83.30
3YR Hybrid 40/30 Balloon                               148                34,273,392                9.70             231,577                618               84.58
3YR Hybrid IO                                          12                  3,174,705                0.90             264,559                619               82.31
5YR Hybrid                                              5                  1,161,459                0.33             232,292                626               79.12
5YR Hybrid 40/30 Balloon                                3                    643,065                0.18             214,355                629               82.83
5YR Hybrid 50/30 Balloon                                1                    302,354                0.09             302,354                661               85.00
5YR Hybrid IO                                           3                    855,300                0.24             285,100                637               85.65
7YR Hybrid                                              2                    603,766                0.17             301,883                655               64.37
Total:                                                1,967            $ 353,310,087              100.00%         $  179,619                615               83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                              Credit Score Distribution of the Group 2 Loans
                                                                                                          % of Principal       Average Principal      Weighted Average
Credit Score Range                                  Number Of Loans             Principal Balance             Balance               Balance             Original LTV
--------------------------------------------- ----------------------------- -------------------------- ---------------------- -------------------- ------------------------
1 - 499                                                    47                 $     9,230,893                  2.61%            $  196,402                  83.13%
500 - 519                                                  55                       8,861,102                  2.51                161,111                  86.25
520 - 539                                                 101                      16,524,319                  4.68                163,607                  82.49
540 - 559                                                 149                      27,370,434                  7.75                183,694                  81.95
560 - 579                                                 171                      29,638,358                  8.39                173,324                  81.53
580 - 599                                                 229                      38,981,589                 11.03                170,225                  82.47
600 - 619                                                 302                      51,614,345                 14.61                170,908                  83.96
620 - 639                                                 264                      50,856,463                 14.39                192,638                  85.16
640 - 659                                                 237                      45,253,626                 12.81                190,944                  84.43
660 - 679                                                 172                      32,288,423                  9.14                187,723                  83.39
680 - 699                                                 117                      20,917,925                  5.92                178,786                  86.42
700 - 719                                                  51                       8,873,866                  2.51                173,997                  85.77
720 - 739                                                  33                       6,886,341                  1.95                208,677                  86.20
740 - 759                                                  27                       4,777,070                  1.35                176,929                  84.49
760 or Greater                                             12                       1,235,334                  0.35                102,945                  82.28
Total:                                                   1,967                  $ 353,310,087                100.00%            $  179,619                  83.82%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 615.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                      Original Mortgage Loan Principal Balances of the Group 2 Loans
                                                                                             % of Principal         Average         Weighted Average     Weighted Average
Original Mortgage Loan Balance ($)           Number Of Loans         Principal Balance          Balance        Principal Balance      Credit Score         Original LTV
---------------------------------------- ------------------------- ----------------------- ------------------- ------------------ --------------------- -------------------
100,000 or less                                    535               $   28,567,324               8.09%         $    53,397               619                 93.39%
100,001 to 200,000                                 656                   99,024,926              28.03              150,953               607                 81.21
200,001 to 300,000                                 490                  121,363,170              34.35              247,680               612                 83.03
300,001 to 400,000                                 230                   78,571,579              22.24              341,616               621                 84.70
400,001 to 500,000                                  42                   18,010,554               5.10              428,823               632                 84.75
500,001 to 600,000                                  11                    5,878,879               1.66              534,444               663                 83.27
600,001 to 700,000                                  3                     1,893,654               0.54              631,218               653                 83.37
Total:                                            1,967               $ 353,310,087             100.00%          $  179,619               615                 83.82%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $179,619
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                 Net Mortgage Rates of the Group 2 Loans
                                                                                             % of Principal         Average         Weighted Average     Weighted Average
Net Mortgage Rates (%)                       Number of Loans         Principal Balance          Balance        Principal Balance      Credit Score         Original LTV
---------------------------------------- ------------------------- ----------------------- ------------------- ------------------ --------------------- -------------------
5.000 - 5.499                                       6               $     1,351,899              0.38%           $  225,317               662                 76.36%
5.500 - 5.999                                       23                    6,490,904              1.84               282,213               647                 74.69
6.000 - 6.499                                       88                   19,745,046              5.59               224,376               644                 76.56
6.500 - 6.999                                      152                   37,442,964              10.60              246,335               633                 79.61
7.000 - 7.499                                      256                   59,250,028              16.77              231,445               626                 80.26
7.500 - 7.999                                      215                   47,829,049              13.54              222,461               618                 83.08
8.000 - 8.499                                      290                   60,132,812              17.02              207,355               603                 83.64
8.500 - 8.999                                      244                   47,260,305              13.38              193,690               604                 85.02
9.000 - 9.499                                      142                   27,012,490               7.65              190,229               590                 86.41
9.500 - 9.999                                      102                   16,513,436               4.67              161,896               609                 90.43
10.000 - 10.499                                     92                   12,771,183               3.61              138,817               589                 93.03
10.500 - 10.999                                     54                    2,795,993               0.79               51,778               646                 97.81
11.000 - 11.499                                    102                    5,096,548               1.44               49,966               641                 99.82
11.500 - 11.999                                     87                    4,603,592               1.30               52,915               615                 99.45
12.000 - 12.499                                    114                    5,013,839               1.42               43,981               602                 99.96
Total:                                            1,967               $ 353,310,087             100.00%          $  179,619               615                 83.82%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 8.1233% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                             Mortgage Rates of the Loans of the Group 2 Loans
                                                                                          % of Principal     Average Principal     Weighted Average     Weighted Average
Mortgage Rate (%)                       Number of Loans         Principal Balance            Balance              Balance            Credit Score         Original LTV
-------------------------------------- ------------------- ---------------------------- ------------------- --------------------- -------------------- --------------------
5.500 - 5.999                                  4           $        871,515                    0.25%          $  217,879                  699                 73.41%
6.000 - 6.499                                  23                 6,597,599                    1.87              286,852                  645                 75.79
6.500 - 6.999                                  83                18,564,810                    5.25              223,672                  642                 76.00
7.000 - 7.499                                 148                36,229,395                   10.25              244,793                  636                 79.63
7.500 - 7.999                                 259                59,827,243                   16.93              230,993                  625                 80.17
8.000 - 8.499                                 204                46,508,566                   13.16              227,983                  618                 83.12
8.500 - 8.999                                 300                61,646,448                   17.45              205,488                  605                 83.38
9.000 - 9.499                                 227                44,396,327                   12.57              195,579                  605                 85.40
9.500 - 9.999                                 162                30,918,680                    8.75              190,856                  591                 85.94
10.000 - 10.499                                98                16,177,765                    4.58              165,079                  603                 89.55
10.500 - 10.999                               101                14,016,831                    3.97              138,781                  594                 93.40
11.000 - 11.499                                53                 2,749,669                    0.78               51,881                  646                 97.78
11.500 - 11.999                               102                 4,987,720                    1.41               48,899                  639                 99.81
12.000 - 12.499                                80                 4,236,020                    1.20               52,950                  618                 99.57
12.500 - 12.999                               123                 5,581,499                    1.58               45,378                  604                 99.84
Total:                                       1,967            $ 353,310,087                  100.00%          $  179,619                  615                 83.82%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.6634% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                               Original Loan-to-Value of the Group 2 Loans
                                                                                                        % of Principal       Average Principal    Weighted Average Credit
Original LTV Ratio (%)                           Number of Loans             Principal Balance              Balance               Balance                  Score
----------------------------------------- ------------------------------ --------------------------- ---------------------- --------------------- -------------------------
0.01 - 50.00                                           45                  $     7,249,010                     2.05%            $  161,089                    605
50.01 - 55.00                                          13                        2,460,891                     0.70                189,299                    603
55.01 - 60.00                                          22                        4,313,554                     1.22                196,071                    604
60.01 - 65.00                                          39                        7,346,074                     2.08                188,361                    608
65.01 - 70.00                                          51                       10,441,492                     2.96                204,735                    600
70.01 - 75.00                                          88                       18,293,010                     5.18                207,875                    595
75.01 - 80.00                                          615                     134,102,046                    37.96                218,052                    623
80.01 - 85.00                                          137                      31,286,524                     8.86                228,369                    600
85.01 - 90.00                                          270                      59,998,416                    16.98                222,216                    605
90.01 - 95.00                                          97                       22,638,470                     6.41                233,386                    625
95.01 - 100.00                                         590                      55,180,601                    15.62                 93,526                    628
Total:                                                1,967                  $ 353,310,087                   100.00%            $  179,619                    615

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.82%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                 Geographical Distributions of Mortgaged Properties of the Group 2 Loans
                                                                                             % of Principal         Average         Weighted Average     Weighted Average
State                                        Number of Loans         Principal Balance          Balance        Principal Balance      Credit Score         Original LTV
---------------------------------------- ------------------------- ----------------------- ------------------- ------------------ --------------------- -------------------
Alabama                                             18                     $ 1,969,637             0.56%          $  109,424               569                 86.74%
Arkansas                                            12                       1,382,558             0.39              115,213               616                 88.08
Arizona                                             86                      11,901,893             3.37              138,394               629                 86.27
California                                          71                      19,029,358             5.39              268,019               630                 81.86
Colorado                                            26                       4,156,636             1.18              159,871               616                 86.73
Connecticut                                         95                      16,953,437             4.80              178,457               611                 85.68
District of Columbia                                7                        1,534,505             0.43              219,215               610                 77.73
Delaware                                            13                       2,282,183             0.65              175,553               633                 83.86
Florida                                            228                      39,725,092            11.24              174,233               608                 84.65
Georgia                                            155                      22,338,189             6.32              144,117               595                 88.43
Idaho                                               16                       1,832,368             0.52              114,523               625                 82.02
Illinois                                           131                      23,529,316             6.66              179,613               605                 85.90
Indiana                                             14                       1,342,882             0.38               95,920               589                 89.04
Kentucky                                            7                          747,559             0.21              106,794               638                 89.92
Louisiana                                           21                       2,969,044             0.84              141,383               605                 87.03
Massachusetts                                      132                      28,252,693             8.00              214,036               621                 81.44
Maryland                                           110                      22,693,247             6.42              206,302               606                 82.59
Maine                                               19                       2,797,273             0.79              147,225               639                 80.57
Michigan                                            18                       2,588,732             0.73              143,818               607                 85.65
Minnesota                                           37                       5,343,616             1.51              144,422               594                 85.38
Missouri                                            9                        1,552,254             0.44              172,473               608                 84.03
Mississippi                                         3                          287,374             0.08               95,791               560                 87.44
North Carolina                                      38                       4,956,784             1.40              130,442               600                 86.45
Nebraska                                            3                          302,774             0.09              100,925               541                 85.46
New Hampshire                                       18                       3,142,929             0.89              174,607               594                 85.19
New Jersey                                         164                      37,288,216            10.55              227,367               622                 80.20
New Mexico                                          15                       2,155,903             0.61              143,727               607                 83.55
Nevada                                              25                       6,164,887             1.74              246,595               646                 84.92
New York                                           118                      28,990,652             8.21              245,683               635                 80.52
Ohio                                                10                       1,086,234             0.31              108,623               613                 91.43
Oklahoma                                            9                          875,902             0.25               97,322               590                 87.22
Oregon                                              23                       4,302,302             1.22              187,057               625                 80.16
Pennsylvania                                        67                       9,276,395             2.63              138,454               606                 84.63
Rhode Island                                        20                       4,763,801             1.35              238,190               628                 81.85
South Carolina                                      21                       2,261,525             0.64              107,692               595                 87.09
South Dakota                                        1                          113,912             0.03              113,912               659                100.00
Tennessee                                           47                       4,894,252             1.39              104,133               598                 88.76
Texas                                               19                       1,770,074             0.50               93,162               603                 88.17
Utah                                                20                       2,666,539             0.75              133,327               654                 81.67
Virginia                                            72                      14,429,427             4.08              200,409               609                 83.54
Vermont                                             2                          172,428             0.05               86,214               616                 75.93
Washington                                          34                       6,594,584             1.87              193,958               633                 86.17
Wisconsin                                           12                       1,653,777             0.47              137,815               613                 92.45
West Virginia                                       1                          236,945             0.07              236,945               742                 95.00
Total:                                            1,967                  $ 353,310,087           100.00%          $  179,619               615                 83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                Mortgage Loan Purpose of the Group 2 Loans
                                                                                              % of Principal    Average Principal    Weighted Average    Weighted Average
Loan Purpose                                   Number of Loans       Principal Balance           Balance             Balance           Credit Score        Original LTV
--------------------------------------------- ------------------ --------------------------- ----------------- -------------------- ------------------- -------------------
Purchase                                             913              $ 129,331,992               36.61%         $  141,656                 621                87.23%
Rate/Term Refinance                                   2                     522,542                0.15             261,271                 570                53.56
Equity Refinance                                    1,052               223,455,553               63.25             212,410                 613                81.92
Total:                                              1,967             $ 353,310,087              100.00%         $  179,619                 615                83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                          Mortgage Loan Documentation Types of the Group 2 Loans
                                                                                              % of Principal    Average Principal    Weighted Average    Weighted Average
Documentation                                  Number of Loans       Principal Balance           Balance             Balance           Credit Score        Original LTV
--------------------------------------------- ------------------ --------------------------- ----------------- -------------------- ------------------- -------------------
Full Documentation                                  1,345          $ 242,981,260                   68.77%         $  180,655                 608                83.74%
Reduced Documentation                                622             110,328,827                   31.23             177,378                 631                84.01
Total:                                              1,967          $ 353,310,087                  100.00%         $  179,619                 615                83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                   Occupancy Type of the Group 2 Loans
                                                                                              % of Principal    Average Principal    Weighted Average    Weighted Average
Occupancy Type                                 Number of Loans       Principal Balance           Balance             Balance           Credit Score        Original LTV
--------------------------------------------- ------------------ --------------------------- ----------------- -------------------- ------------------- -------------------
Primary Residence                                   1,842            $ 331,375,093                   93.79%         $  179,900                614                83.83%
Second/Vacation                                      39                  6,087,335                    1.72             156,086                652                83.78
Non-Owner Occupied                                   86                 15,847,659                    4.49             184,275                631                83.57
Total:                                              1,967            $ 353,310,087                  100.00%         $  179,619                615                83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                              Mortgaged Property Types of the Group 2 Loans
                                                                                                            % of           Average           Weighted         Weighted
                                                                 Number of                               Principal        Principal       Average Credit       Average
Property Type                                                      Loans         Principal Balance        Balance          Balance            Score         Original LTV
-------------------------------------------------------------- --------------- ----------------------- --------------- ----------------- ----------------- ----------------
Single-family detached                                             1,324           $ 225,839,811              63.92%        $  170,574            611              83.69%
Townhouse                                                            15                1,941,208               0.55            129,414            633              84.33
Condo-Low-Rise(Less than 5 stories)                                 172               23,646,770               6.69            137,481            624              85.74
Condo Mid-Rise (5 to 8 stories)                                      1                   113,005               0.03            113,005            557              75.00
Condo High-Rise (9 stories or more)                                  5                 1,346,723               0.38            269,345            652              83.47
Planned Unit Developments (detached)                                213               42,531,064              12.04            199,676            614              85.71
Planned Unit Developments (attached)                                 62                9,939,402               2.81            160,313            614              84.62
Two-to-four family units                                            175               47,952,103              13.57            274,012            631              81.66
Total:                                                             1,967           $ 353,310,087             100.00%        $  179,619            615              83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                    Credit Grades of the Group 2 Loans
                                                                                                                         Average                              Weighted
                                                                                                    % of Principal      Principal      Weighted Average       Average
Group 2 Credit Grade                                     Number Of Loans       Principal Balance       Balance           Balance         Credit Score       Original LTV
----------------------------------------------------- ----------------------- -------------------- ----------------- ---------------- ------------------- -----------------
A4                                                             923              $ 181,319,225            51.32%         $  196,446            621               84.55%
A5                                                             749                111,743,035            31.63             149,190            616               84.27
AX                                                             147                 31,010,344             8.78             210,955            600               82.66
AM                                                              72                 14,862,965             4.21             206,430            603               81.21
B                                                               37                  6,766,121             1.92             182,868            592               77.80
C                                                               39                  7,608,397             2.15             195,087            578               75.01
Total:                                                        1,967             $ 353,310,087           100.00%         $  179,619            615               83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                              Prepayment Penalty Terms of the Group 2 Loans
                                                                                                                         Average                              Weighted
                                                                                                    % of Principal      Principal      Weighted Average       Average
Prepayment Penalty Term                                  Number of Loans       Principal Balance       Balance           Balance         Credit Score       Original LTV
----------------------------------------------------- ----------------------- -------------------- ----------------- ---------------- ------------------- -----------------
None                                                           895               $ 147,927,034            41.87%         $  165,282            612               84.22%
12 Months                                                      133                  35,004,809             9.91             263,194            632               81.11
24 Months                                                      666                 127,426,275            36.07             191,331            614               84.60
36 Months                                                      273                  42,951,970            12.16             157,333            618               82.33
Total:                                                        1,967              $ 353,310,087           100.00%         $  179,619            615               83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
"Other" means not 12 months, 24 months, 36 months, 60 months, and not more than 60 months.

                                                                 Interest Only Terms of the Group 2 Loans
                                                                                                                         Average                              Weighted
                                                                                                    % of Principal      Principal      Weighted Average       Average
Interest Only Term                                       Number of Loans       Principal Balance       Balance           Balance         Credit Score       Original LTV
----------------------------------------------------- ----------------------- -------------------- ----------------- ---------------- ------------------- -----------------
None                                                          1,888            $ 332,341,673            94.07%         $  176,028             615               83.83%
36 Months                                                       1                    180,000             0.05             180,000             687               90.00
60 Months                                                       75                19,933,114             5.64             265,775             624               83.59
84 Months                                                       3                    855,300             0.24             285,100             637               85.65
Total:                                                        1,967            $ 353,310,087           100.00%         $  179,619             615               83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                                    Note Margins of the Group 2 Loans
                                                                                           % of Principal     Average Principal     Weighted Average     Weighted Average
Note Margin (%)                            Number of Loans        Principal Balance            Balance             Balance            Credit Score         Original LTV
----------------------------------------- ------------------- --------------------------- ------------------ --------------------- -------------------- -------------------
Fixed Rate Mortgages                             730             $   77,652,745                 21.98%          $  106,374                  625                84.49%
2.500 - 2.999                                     2                     410,961                  0.12              205,480                  666                80.00
3.000 - 3.499                                     14                  4,283,733                  1.21              305,981                  642                79.82
3.500 - 3.999                                     39                  8,864,769                  2.51              227,302                  637                73.51
4.000 - 4.499                                     71                 18,655,038                  5.28              262,747                  635                81.07
4.500 - 4.999                                    164                 39,160,272                 11.08              238,782                  625                80.97
5.000 - 5.499                                    161                 37,632,542                 10.65              233,742                  617                82.56
5.500 - 5.999                                    238                 52,232,368                 14.78              219,464                  605                83.78
6.000 - 6.499                                    207                 47,276,059                 13.38              228,387                  611                85.11
6.500 - 6.999                                    227                 44,898,720                 12.71              197,792                  604                85.05
7.000 - 7.499                                     79                 14,983,182                  4.24              189,661                  586                89.40
7.500 - 7.999                                     35                  7,259,699                  2.05              207,420                  597                93.57
Total:                                          1,967             $ 353,310,087                100.00%          $  179,619                  615                83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.7124% per annum.

                                                               Maximum Mortgage Rates of the Group 2 Loans
                                                                                                  % of Principal        Average       Weighted Average   Weighted Average
Maximum Mortgage Rate (%)                             Number of Loans     Principal Balance          Balance       Principal Balance    Credit Score       Original LTV
----------------------------------------------------- ---------------- ------------------------- ----------------- ------------------ ------------------ ------------------
Fixed Rate Mortgages                                        730          $   77,652,745             21.98%         $  106,374              625               84.49%
11.000 - 11.999                                              2                  410,961              0.12             205,480              666               80.00
12.000 - 12.999                                             70               17,067,427              4.83             243,820              639               76.22
13.000 - 13.999                                             293              70,735,432             20.02             241,418              630               80.97
14.000 - 14.999                                             420              93,194,898             26.38             221,893              608               83.34
15.000 - 15.999                                             326              69,753,395             19.74             213,967              601               85.80
16.000 - 16.999                                             125              24,434,245              6.92             195,474              594               91.44
18.000 - 18.999                                              1                   60,985              0.02              60,985              622              100.00
Total:                                                     1,967          $ 353,310,087            100.00%         $  179,619              615               83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.5653% per annum.

                                                               Minimum Mortgage Rates of the Group 2 Loans
                                                                                                                     Average
                                                                                               % of Principal       Principal        Weighted Average    Weighted Average
Minimum Mortgage Rates (%)                       Number of Loans         Principal Balance         Balance           Balance           Credit Score        Original LTV
-------------------------------------------- ------------------------- ---------------------- ------------------ ----------------- --------------------- ------------------
Fixed Rate Mortgages                                   730               $   77,652,745             21.98%          $  106,374              625                 84.49%
5.000 - 5.999                                           2                       410,961              0.12              205,480              666                 80.00
6.000 - 6.999                                           71                   17,321,777              4.90              243,969              639                 76.27
7.000 - 7.999                                          297                   72,018,024             20.38              242,485              630                 80.99
8.000 - 8.999                                          422                   93,846,762             26.56              222,386              609                 83.46
9.000 - 9.999                                          320                   67,766,972             19.18              211,772              598                 85.73
10.000 - 10.999                                        124                   24,231,861              6.86              195,418              595                 91.58
12.000 - 12.999                                         1                        60,985              0.02               60,985              622                100.00
Total:                                                1,967               $ 353,310,087            100.00%          $  179,619              615                 83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 8.5501% per annum.

                                                         Next Interest Rate Adjustment Date of the Group 2 Loans
                                                                                                                     Average
                                                                                               % of Principal       Principal        Weighted Average    Weighted Average
Next Interest Adjustment Date                    Number of Loans         Principal Balance         Balance           Balance           Credit Score        Original LTV
-------------------------------------------- ------------------------- ---------------------- ------------------ ----------------- --------------------- ------------------
Fixed Rate Mortgages                                   730                $   77,652,745            21.98%         $  106,374              625                 84.49%
September-2007                                          1                        163,360             0.05             163,360              745                 80.00
May-2008                                                1                         88,334             0.03              88,334              637                 80.00
June-2008                                               3                        491,931             0.14             163,977              671                 80.00
July-2008                                               39                     8,055,707             2.28             206,557              615                 81.61
August-2008                                             69                    14,383,671             4.07             208,459              618                 85.16
September-2008                                         186                    38,578,209            10.92             207,410              613                 84.49
October-2008                                           401                    91,411,869            25.87             227,960              611                 84.54
November-2008                                          200                    46,917,383            13.28             234,587              615                 82.87
December-2008                                           84                    18,613,349             5.27             221,587              605                 78.73
July-2009                                               2                        289,848             0.08             144,924              573                 87.97
August-2009                                             15                     2,593,989             0.73             172,933              606                 81.96
September-2009                                          84                    19,056,915             5.39             226,868              622                 85.01
October-2009                                           103                    22,921,900             6.49             222,543              610                 84.92
November-2009                                           23                     5,470,483             1.55             237,847              603                 82.64
December-2009                                           12                     3,054,453             0.86             254,538              580                 75.75
August-2011                                             1                        364,212             0.10             364,212              581                 85.00
September-2011                                          3                        740,039             0.21             246,680              616                 79.43
October-2011                                            1                        302,354             0.09             302,354              661                 85.00
November-2011                                           5                      1,135,453             0.32             227,091              639                 82.31
December-2011                                           2                        420,119             0.12             210,060              675                 83.82
November-2013                                           2                        603,766             0.17             301,883              655                 64.37
Total:                                                1,967                $ 353,310,087           100.00%         $  179,619              615                 83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 23.

                                                                Debt to Income Ratio of the Group 2 Loans
                                                                                                                     Average
                                                                                               % of Principal       Principal        Weighted Average    Weighted Average
Debt to Income Ratio                             Number of Loans         Principal Balance         Balance           Balance           Credit Score        Original LTV
-------------------------------------------- ------------------------- ---------------------- ------------------ ----------------- --------------------- ------------------
20.00 or Less                                           82               $   15,287,112              4.33%          $  186,428              600                 82.33%
20.01 - 25.00                                           82                   14,047,407              3.98              171,310              614                 81.84
25.01 - 30.00                                          123                   18,648,203              5.28              151,611              604                 83.25
30.01 - 35.00                                          202                   32,700,041              9.26              161,881              614                 82.55
35.01 - 40.00                                          258                   46,846,956             13.26              181,577              614                 83.56
40.01 - 45.00                                          367                   64,998,339             18.40              177,107              620                 83.59
45.01 - 50.00                                          479                   83,482,345             23.63              174,285              623                 85.14
50.01 - 55.00                                          374                   77,299,684             21.88              206,684              611                 84.08
Total:                                                1,967               $ 353,310,087            100.00%          $  179,619              615                 83.82%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.14%.